UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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BROADCOM INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Date:	April 4, 2022
Time:	11:00 a.m. Pacific Time
Place:	1320 Ridder Park Drive, San Jose, California 95131
Items of business:	●	To elect each of the nine director nominees named in this proxy statement until the next annual meeting of stockholders or until their successors have been elected.
	●	To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending October 30, 2022.
	●	To hold an advisory vote to approve the compensation of our named executive officers.
	●	To transact any other business as may properly come before the meeting or any postponements or adjournments to the meeting.
Record date:	February 7, 2022
These items of business are described more fully in the accompanying Proxy Statement. On or about February 18, 2022, we are mailing to most of Broadcom’s common stockholders at the close of business on the Record Date a notice of availability of proxy materials instead of a paper copy of the proxy materials.
Your vote is important. Regardless of whether you plan to participate in the Annual Meeting, we hope you will vote as soon as possible. Voting will ensure you are represented at the Annual Meeting, regardless of whether you plan to attend the Annual Meeting. You may cast your vote over the Internet, by telephone, by mail or during the Annual Meeting.
By Order of the Board,
Hock E. Tan
Director, President and Chief Executive Officer

February 18, 2022

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on April 4, 2022:
The notice of meeting, Proxy Statement and annual report to stockholders are available at http://investors.broadcom.com.

We are monitoring public health and travel safety concerns relating to COVID-19. If we determine that a change in the date, time or location of the Annual Meeting or a change to a virtual meeting format is advisable or required, we will announce such changes through a press release and additional proxy materials filed with the Securities and Exchange Commission, and on our Investor Center page at https://investors.broadcom.com. Please check this website in advance of the meeting date if you are planning to attend in person, and we encourage you to vote your shares prior to the Annual Meeting.

This proxy statement contains forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements contained in this proxy statement should be considered in light of the many uncertainties that affect our business and specifically those factors in our filings filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in our Annual Report on Form 10-K for our fiscal year ended October 31, 2021 and as may be updated in our subsequent filings.
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PROXY SUMMARY
PROXY STATEMENT SUMMARY
Your proxy is being solicited by the Board of Directors of Broadcom Inc. (the “Board”) in connection with the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). We are making the Notice of Internet Availability of Proxy Materials (the “Internet Notice”), this proxy statement (the “Proxy Statement”) and the accompanying proxy card, and our Annual Report on Form 10-K (the “2021 Annual Report”) for our fiscal year ended October 31, 2021 (“Fiscal Year 2021”) available to common stockholders at the close of business on the Record Date on or about February 18, 2022. This summary highlights information contained elsewhere in this Proxy Statement. We encourage you to review the entire Proxy Statement before voting.
Unless the context otherwise requires, references in this Proxy Statement to “Broadcom,” “we,” “our,” “us” and similar terms are to Broadcom Inc.

2022 Annual Meeting of Stockholders

Date:	Monday, April 4, 2022
Time:	11:00 a.m., Pacific Time
Place:	Broadcom Inc., 1320 Ridder Park Drive, San Jose, CA 95131
Record Date:	February 7, 2022

How to Vote
Your vote is important. Holders of common stock at the close of business on February 7, 2022 (the “Record Date”) are entitled to vote at the Annual Meeting. Regardless of whether you plan to participate in the Annual Meeting, we hope you will vote as soon as possible using one of the following methods:

Internet	Telephone	Mail

Vote your shares online at www.proxyvote.com	Vote by calling (800) 690-6903	Complete, sign and date your proxy card and return it in the postage-paid envelope
Proposals and Board Recommendations

Proposal		Board Recommendation	Page
●	To elect each of the nine director nominees until the next annual meeting of stockholders or until their successors have been elected	For each director nominee	16
●	To ratify the appointment of our independent registered public accounting firm for our fiscal year ending October 30, 2022	For	21
●	To hold an advisory vote to approve the compensation of our named executive officers	For	24

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PROXY SUMMARY
2022 Director Nominees

Committees
Name	Independent	Audit	Compensation	NESG	Executive
Diane M. Bryant	✓		◆
Gayla J. Delly	✓	◆		◆
Raul J. Fernandez	✓	◆		◆
Eddy W. Hartenstein (Lead Independent Director)	✓		◆	❖	◆
Check Kian Low	✓		◆	◆
Justine F. Page	✓	❖			◆
Henry Samueli, Ph.D. (Chairman of the Board)					❖
Hock E. Tan (President & Chief Executive Officer)					◆
Harry L. You	✓	◆	❖		◆
◆ Member ❖ Chairperson

Board Diversity Matrix
Total Number of Directors	9
Gender Diversity	Female	Male	Non-Binary	Did Not Disclose
Directors	3	6	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	3	—	—
Hispanic or Latinx	—	1	—	—
White	3	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose	—

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PROXY SUMMARY
Corporate Governance
We are committed to strong corporate governance and have designed our corporate governance framework to support the long-term interests of our stockholders, as well as our workforce, customers and communities. Some of our key governance practices include the following:

✓	Proxy access	✓	Annual election of directors (no classified Board structure)
✓	Ability to call special meetings by two or more stockholders holding at least 10% of outstanding shares	✓	Majority voting for directors in uncontested election
✓	No supermajority voting requirements for bylaw amendments	✓	Separate Chairman and Chief Executive Officer (“CEO”) roles, with a Lead Independent Director
✓	No “poison pill”	✓	Strong independent Board — 7 of 9 directors are independent
✓	Annual say-on-pay vote	✓	Annual Board and committee evaluations
✓	Anti-hedging and anti-pledging policy for employees and directors	✓	Independent directors meet in executive session regularly
✓	Stock ownership guidelines for all executive officers and directors	✓	Active board refreshment process, adding 2 women directors and 2 ethnically diverse directors since 2018
✓	Robust stockholder engagement program	✓	Active CEO and senior leadership succession review
Our Fiscal Year 2021 Performance
Financial Results Highlights
Our Fiscal Year 2021 performance continued to be strong despite the on-going COVID-19 pandemic and disruption in normal business activities. Our financial results highlights* for Fiscal Year 2021 include increases in:
•    Year-over-year revenue to $27,450 million, 15% above our fiscal year ended November 1, 2020 (“Fiscal Year 2020”).
•    GAAP operating income to $8,519 million, 112% above Fiscal Year 2020; and non-GAAP operating income to $15,912 million, 23% above Fiscal Year 2020.
•    Net cash provided by operating activities to $13,764 million, 14% above Fiscal Year 2020; and free cash flow to $13,321 million, 15% above Fiscal Year 2020.

* See Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.
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PROXY SUMMARY
Return of Capital to Stockholders
Our strong cash flow in Fiscal Year 2020 enabled us to return an aggregate of $7,511 million to our stockholders during Fiscal Year 2021, consisting of $6,212 million in cash dividends and $1,299 million in eliminations of shares withheld to cover employee withholding taxes due upon the vesting of net settled equity awards. In addition, our strong free cash flow in Fiscal Year 2021 enabled us to increase our quarterly common stock dividend to $4.10 per share in our first quarter of our fiscal year ending October 30, 2022 (“Fiscal Year 2022”), an increase of 14% over the quarterly dividend paid in Fiscal Year 2021.

Dividend Increase YoY%	23%	11%
Total Stockholder Return
Our five-year total stockholder return (“TSR”) performance, based on an investment of $100 in Broadcom common stock on the last trading day of our fiscal year 2016, has been very strong on both an absolute and relative basis. Although our one-year TSR increased significantly, we believe long-term TSR is a more relevant measure, as our stock price over short periods is impacted by market volatility and macroeconomic events unrelated to our underlying performance.
As illustrated in the graph below:
•    Our one-year TSR increased by 56.8% in Fiscal Year 2021.
•    Our TSR increased by 34.0% annually on average over the past three fiscal years, and by 25.7% annually on average over the past five fiscal years.
•    Our TSR for all three of these periods outperformed our peer group median and the S&P 500 Index.
•    We significantly increased our absolute TSR since our initial public offering in 2009 by over 4,000%, with an annual average increase of 35.5%.

Cumulative TSR
Broadcom
S&P 500 Index
Peer Group Median
$400
$350
$300
$250
$200
$150
$100
$50
$0
2016
2017
2018
2019
2020
2021

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PROXY SUMMARY
Executive Compensation
Executive Compensation Program Governance
Our executive compensation program is designed to reward our executive officers for producing sustainable growth in share value, to align the interests of our executive officers with the interests of our stockholders, and to attract and retain top talent. The table below highlights our key executive compensation program governance practices.

Best Practices We Employ		Practices We Do Not Employ
✓	Majority of named executive officer compensation tied to long-term performance	X	No excessive risk taking in incentive plan design
✓	Performance metrics directly tied to value creation for stockholders	X	No re-pricing of underwater stock options
✓	Caps on cash and equity incentive plan payouts	X	No excise tax gross-ups
✓	Annual risk assessment of compensation program	X	No supplemental retirement and pension benefits
✓	Engagement of an independent compensation consultant	X	No guaranteed bonuses
✓	CEO compensation reviewed and approved by the independent directors	X	No “single trigger” change in control payments or benefits
✓	Stock ownership guidelines for executive officers and directors	X	No perquisites, other than in modest amounts
✓	Anti-hedging and anti-pledging policy for employees and directors
Fiscal Year 2021 Named Executive Officer Pay Mix
The following charts compare the Fiscal Year 2021 target total direct compensation for our CEO and our other named executive officers (“NEOs”). Target total direct compensation consists of (i) base salary, (ii) target short-term incentives (“STI”) through our annual performance cash bonus plan (the “APB Plan”) and (iii) target long-term incentives (“LTI”) in the form of equity awards comprised of service-based restricted stock unit (“RSU”) awards and performance-based stock unit (“PSU”) awards based on the fair market value of the awards on the grant date or effective date, as the case may be. About half of our NEOs’, and more for our CEO’s, target total direct compensation in Fiscal Year 2021 was dependent upon our financial performance.
The CEO chart includes an annual PSU award granted in Fiscal Year 2021 based on its fair market value on the December 15, 2020 effective date and assuming target performance.
The Other NEO chart includes the equity awards granted in connection with the promotion of three NEOs: (i) the service-based RSU awards and PSU awards granted to Ms. Spears, assuming target performance, and (ii) the annualized value of the service-based RSU awards and PSU awards, which vests over three years, granted to Dr. Kawwas and Mr. Krause, in each case based on the fair market value on the December 15, 2020 effective date and assuming target performance. In addition, the Other NEO chart includes the portion of the multi-year equity awards of service-based RSU awards and PSU awards (“PSU Multi-Year Awards”) granted to our NEOs in January 2019 (the “2019 Multi-Year Equity Awards”) that began vesting in March 2021, based on the January 2019 grant date fair market value and assuming target performance. The 2019 Multi-Year Equity Awards vest on the same basis as if four annual equity grants were made on March 15 each year, beginning in 2019 for four successive years.
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CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
Code of Ethics and Business Conduct
We are committed to strong corporate governance. Our Board has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) that is applicable to all members of our Board, employees, including our President and CEO and Chief Financial Officer (“CFO”), and contractors. Our Code of Ethics guides us in how we conduct our business and work with each other, and reflects our values, standards and expectations. Any amendments to or waivers given to our executive officers or directors under the Code of Ethics will be disclosed on our website to the extent required under the applicable Securities and Exchange Commission (“SEC”) rules.
A copy of the Code of Ethics is available in the “Investor Center—Corporate Governance—Documents” section of our website or upon request to: Investor Relations, Broadcom Inc., 1320 Ridder Park Drive, San Jose, California 95131
Corporate Governance Guidelines
Our Board has adopted the Corporate Governance Guidelines that covers various topics relating to our Board and its activities. A copy of the Corporate Governance Guidelines is available in the “Investor Center—Corporate Governance—Documents” section of our website or upon request to: Investor Relations, Broadcom Inc., 1320 Ridder Park Drive, San Jose, California 95131.
Some of the governance best practices included in the Corporate Governance Guidelines are as follows:
•Protections Against Director Overboarding
To ensure that our directors are not over-committed and have adequate time to fulfill their duties on our Board, directors may not serve on more than four other public company boards without prior approval, except that a director who also serves as the chief executive officer of a public company should not serve on more than two public company boards in addition to our Board. When considering any such requests, our Board carefully takes into consideration such director’s prior dedication of, and ability to continue to dedicate, sufficient time to fulfill the responsibilities required as a member of our Board and that the service with other public company boards does not and will not impact service on our Board.
•Resignation Offered with Significant Job Change
Any director who retires from or terminates his or her present employment, or who materially changes his or her position, is required to submit an offer of resignation as a director of our Board. This provides our Board the opportunity to evaluate whether the individual should continue to sit on our Board in light of the director’s new occupational status. Our Board may invite any such director to remain a director if our Board determines that continued access to such director’s knowledge, skills and experience is in the best interests of Broadcom and our stockholders.
•Resignation Offered at Age 75
Our Board does not currently believe that a mandatory retirement age for non-employee directors is necessary, and that continued service by a particular director may be in the best interests of Broadcom and our stockholders. However, when a non-employee director reaches the age of 75 years, the director is required to offer such director’s resignation to our Board, to be effective as of the next annual meeting of stockholders. This allows our Board to evaluate the composition and needs of our Board and the interests of Broadcom and our stockholders.
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CORPORATE GOVERNANCE
Stock Ownership Guidelines
Based on competitive market data and after consultation with the Compensation Committee’s independent compensation consultants, the stock ownership guidelines for our non-employee directors and executive officers are as follows:

Position	Aggregate Value*
Non-employee Director	5x annual cash retainer
CEO	6x base salary
Executive Officer	3x base salary

*Fair market value of common stock based on the closing price per share as quoted on the Nasdaq Global Select Market on the date of valuation.
Our non-employee directors and executive officers are expected to satisfy the applicable guidelines within five years of the date on which they become a director or an executive officer and to hold at least such minimum value in shares of common stock while they remain a director or an executive officer.
Shares of common stock held in a trust or other estate-planning vehicle established by a non-employee director or an executive officer, which they beneficially own under SEC rules, count toward achieving the applicable level of stock ownership. Outstanding service-based RSU awards and PSU awards for which the performance criteria have been met count toward achieving the applicable level of stock ownership at a rate of 100%. Shares subject to outstanding stock options awards do not count towards achieving the applicable stock ownership level.
As of the Record Date, all of our executive officers and non-employee directors had achieved the level of stock ownership set forth under the guidelines.
Anti-Hedging and Trading Restrictions
Our insider trading policy prohibits our directors and employees, including our executive officers, from hedging or pledging our securities, making short sales or trading in derivative securities related to our securities.
CEO and Management Succession Planning
Our Board is actively involved in the CEO and senior management succession planning. Our Board reviews the succession plan and potential successors to the CEO and senior management at least bi-annually. Our Board, with our CEO and Vice President of Human Resources, regularly discuss and review the composition of senior management, the qualifications and experience of the potential successors, and the development priorities and achievements of the potential successors. Our Board also engages with the potential internal candidates at least annually at Board meetings and in less formal settings.
Our Board has developed a CEO succession plan, both on an interim and a longer-term basis. The interim plan would utilize internal candidates and become effective in the event our CEO unexpectedly becomes unable to perform his duties, in order to minimize potential disruption or loss of continuity to the business and operations. The longer-term CEO succession plan is also currently focused on the development of internal candidates, as well as on maintaining business and operational continuity.
Corporate Social Responsibility
Our Board, through the Nominating, Environmental, Social and Governance Committee (“NESG Committee”), oversees our environment, climate, diversity and inclusion, human rights and governance (“ESG”) matters, including our corporate social responsibility and sustainability program and initiatives. The NESG Committee receives quarterly updates from management on ESG matters and regularly updates the Board.
In February 2022, we published our annual Environmental, Social and Governance Report for Fiscal Year 2021 (the “ESG Report”). In our ESG Report, we discuss our Fiscal Year 2021 ESG program and initiatives, including our products that help our customers with sustainability, our human rights program within our supply chain, our talented and dedicated workforce, and our environmental impact. We prepared our ESG Report leveraging the Global Reporting Initiative (GRI) Sustainability Reporting Standards (core option), the Sustainability Accounting Standards Board (SASB) Semiconductors and Software & IT Services Industry Standards and the framework developed by the Task Force on Climate-Related
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CORPORATE GOVERNANCE
Financial Disclosures (TCFD). Our ESG Report is reviewed by the full Board. For more information regarding our corporate social responsibility and sustainability program and initiatives, see our ESG Report on the Citizenship and the Investor Center sections of our website. Our ESG Report and website are not part of or incorporated by reference into the Proxy Statement.
Stockholder Engagement
We recognize the importance of actively engaging with and understanding the concerns of our stockholders. Our Lead Independent Director and chairperson of the Compensation Committee, together with members of management, annually engage with our stockholders in a robust stockholder engagement program.
In Fiscal Year 2021, we contacted stockholders beneficially owning over 60% of our then outstanding shares of common stock and engaged with stockholders owning over 57% of our then outstanding stock. Our Lead Independent Director and chairperson of the Compensation Committee, along with our Chairman of the Board and members of management, participated in these engagements and discussed a variety of topics, including the proposed amendment and restatement of our 2012 Stock Incentive Plan (the “2012 Plan”), executive management promotions, executive compensation, equity compensation, and ESG corporate social responsibility and sustainability.
Following the 2021 annual meeting and continuing into Fiscal Year 2022, we continued to meet with our stockholders to discuss the progress of our ESG corporate social responsibility and sustainability program and initiatives.
Stockholder Communications With Our Board
You may communicate with our Board at the following address:
The Board of Directors
Broadcom Inc.
c/o Chief Legal and Corporate Affairs Officer
1320 Ridder Park Drive
San Jose, California 95131
Communications are distributed to our Board or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unduly hostile, threatening, illegal or similarly unsuitable will be excluded, but will be made available to any director upon request.

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BOARD OF DIRECTORS
BOARD OF DIRECTORS
Our Board oversees the conduct of our business by our senior management, provides guidance on our strategic and business planning processes, is principally responsible for the succession planning for our key executives, including our CEO, and ensures that the long-term interests of stockholders are being served.
Director Independence
Our Board annually reviews the independence of each director and nominee and considers whether such individual has a material relationship with Broadcom that could compromise their ability to exercise independent judgment in carrying out their responsibilities. For the purposes of assessing a director’s independence, our Board reviewed transactions and relationships between Broadcom and an entity where a director or nominee serves as a director and/or is the beneficial owner, directly or indirectly, of such entity, or where a director or nominee for director serves on a non-employee advisory board of, or in a non-employee advisory capacity to, such an entity.
While Dr. Samueli is now considered independent under the Nasdaq Stock Market (“Nasdaq”) listing standards, Dr. Samueli would not be deemed independent until December 2023 under Institutional Shareholder Services (ISS) and Glass Lewis proxy voting policies. Accordingly, our Board has determined that Messrs. Fernandez, Hartenstein, Low and You and Mses. Bryant, Delly and Page, representing seven of our nine director nominees, are currently “independent directors.”
Board Leadership Structure
Our Board currently believes that Broadcom and its stockholders are best served by a Board leadership structure in which the roles of the CEO and the Chairman of the Board are held by different individuals, and that there be a Lead Independent Director if the Chairman is not independent. Under this structure our CEO is generally responsible for setting the strategic direction of Broadcom and for the day-to-day management of our operations. The independent Chairman or the Lead Independent Director, as applicable, provides strong independent leadership to assist our Board in fulfilling its oversight role of management and our risk management practices, approves the agenda for Board meetings and presides over Board meetings and over the meetings of our independent directors in executive session. Our Board annually reviews its leadership structure to determine whether it continues to best serve Broadcom and its stockholders. Currently, Mr. Tan serves as our President and CEO, Dr. Samueli serves as our Chairman of the Board and Mr. Hartenstein serves as our Lead Independent Director. As a result of the review, our Board has decided that the current leadership structure and division of responsibilities should be continued.
Director Nominations
In accordance with our Corporate Governance Guidelines, our Board seeks individuals to serve as directors who have the highest personal and professional integrity, demonstrated exceptional ability and judgment, and diversity of skills, experience and background appropriate for the business and operations of Broadcom.
When evaluating director candidates, the NESG Committee seeks to ensure that our Board has the requisite skills, experience and expertise, and that our Board consist of persons with appropriately diverse and independent backgrounds.
The NESG Committee will consider all aspects of a candidate’s qualifications in the context of the needs of Broadcom, including:
•    personal and professional integrity, ethics and values
•    experience as an officer in corporate management
•    experience and expertise in our industry and international business and familiarity with Broadcom
•    experience as a board member of another public company
•    practical and mature business judgment
•    diversity of background and perspective (inclusive of age, ethnicity, experience, gender and race)
•    current Board size and composition and the extent to which a candidate would fill a present need on our Board
•    other ongoing commitments and obligations of the candidate
•    independence from management
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BOARD OF DIRECTORS
The NESG Committee will consider nominee recommendations from its members, other Board members and members of our management, as well as nominees recommended by our stockholders. The NESG Committee has from time to time also engaged third-party search firms to assist in identifying and evaluating possible candidates.
See “Other Information – Stockholder Proposals and Director Nominations for the 2023 Annual Meeting” below for information on the requirements for director nominations, including nominations using proxy access.
Director Attendance and Meetings
Our Board held 11 meetings during Fiscal Year 2021 and our independent directors met at regularly scheduled executive sessions without management present. Each director attended at least 75% of the aggregate number of meetings of our Board and all committees of our Board on which the director served during Fiscal Year 2021. Our Corporate Governance Guidelines provide that each director is expected to attend the annual meetings of our stockholders. All of our directors attended the annual meeting in April 2021.
Board Evaluations
Our Board is committed to reviewing its performance through an annual evaluation process, which is overseen by the NESG Committee. Through the evaluations, our directors provide feedback on our Board and its committees and our Board assesses its processes and overall effectiveness. The Chairman of the Board and the Lead Independent Director report the results to our full Board and the Chairpersons of each committee report the results to their respective committees.
Board Risk Oversight
Our Board believes that evaluating Broadcom’s most critical risks is one of its most important areas of oversight. Our Board regularly reviews and discusses with management risks related to operations, liquidity, credit, cybersecurity, climate/environment, compensation programs, workforce retention and senior management succession.
In addition, each committee is responsible for the oversight of specific areas of risk and report regularly to our Board on matters relating to those risks. Management reports, at least annually, on our risks and risk management practices to the relevant committees and the full Board.

Committee	Primary Areas of Risk Oversight

Audit
•Oversee financial reporting process, accounting policies and internal controls
•Evaluate risks related to financial reporting, accounting, auditing, tax, cybersecurity and climate
•Evaluate exposures and risks related to data privacy and information technology security and controls, including our cybersecurity performance and risk profile, and the steps management takes to monitor, control and report such exposure
•Review and approve related party transactions

Compensation
•Oversee our compensation plans, program and policies
•Evaluate the relationship between risk management policies and practices, business strategy and officers’ compensation
•Evaluate and provide input on CEO and senior management succession planning

NESG
•Review and evaluate corporate governance framework, including our governance guidelines and policies
•Evaluate the structure and composition of our Board and committees, including succession planning and diversity, and related policies and procedures
•Oversee our corporate responsibility and sustainability program and initiatives, including environment, climate, diversity and inclusion, human rights and governance matters

Cybersecurity Risk Management
Our Board is actively involved in overseeing our data privacy and information technology risk management, with increased oversight on cybersecurity. Our management reviews with the Audit Committee our data privacy and information
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BOARD OF DIRECTORS
technology security policies, practices and protective measures, current and projected threats to our data privacy and information security, cybersecurity incidents and related risks. The Audit Committee and management at least quarterly update our Board on our cybersecurity performance and risk profile, and the effectiveness of our security processes.
During the COVID-19 pandemic, the Audit Committee and management have been focused on ensuring that we have secure remote access with trusted devices, endpoint security controls and infrastructure resiliency. As part of this process, we enhanced our security incident response procedures to address risks specific to remote working conditions. We continue to improve our security posture with process improvement, testing and investments where necessary.
Compensation Risk Assessment
Our management conducted its annual review of our compensation policies and practices for our employees, as they relate to our risk management, and reported their findings in January 2022 to the Compensation Committee. To mitigate compensation-related risk, our compensation policies and practices (described in more detail under “Compensation Discussion and Analysis” and “Executive Compensation” below) balance short- and long-term goals and awards, as well as the mix of the cash and equity components. We also have policies in place to mitigate compensation-related risk, including executive stock ownership guidelines, hedging and pledging prohibitions, and oversight by our Compensation Committee whose members are independent directors.
Based upon this risk assessment, the Compensation Committee concluded that our compensation program does not encourage unnecessary or excessive risk-taking, and is not reasonably likely to have a material adverse effect on Broadcom. Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent consultants beginning in Fiscal Year 2022, reviewed the risk assessment and supports the Compensation Committee’s conclusion.
Board Committees
Our Board has the following committees: Audit Committee, Compensation Committee, NESG Committee and Executive Committee. The Audit Committee, the Compensation Committee and the NESG Committee operate under a charter that satisfies the applicable standards of the SEC and Nasdaq. The charters for all four committees are available in the “Investor Center—Corporate Governance—Documents” section of our website. Stockholders may also request a copy from Investor Relations, Broadcom Inc., 1320 Ridder Park Drive, San Jose, California 95131.
Audit Committee
Each member of the Audit Committee is independent in accordance with the audit committee independence requirements under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mses. Delly and Page and Mr. You are audit committee financial experts under applicable SEC rules and have the requisite financial sophistication required by applicable Nasdaq rules.

Members	Primary Responsibilities	Meetings in Fiscal Year 2021

Justine F. Page (Chair) Gayla J. Delly Raul J. Fernandez Harry L. You
•Oversee the quality and integrity of financial statements and internal controls
•Determine the appointment, compensation, retention, qualifications and independence of our independent registered public accounting firm
•Conduct an annual performance evaluation of the internal audit function and independent registered public accounting firm
•Oversee financial and operational risk, including any exposures and risks related to data privacy and information technology systems controls and security, and the steps management takes to monitor, control and report such exposure
•Oversee compliance with legal, ethical and regulatory requirements
•Establish procedures for the receipt, retention, investigation and treatment of complaints regarding accounting, internal controls and auditing matters
•Review related party transactions
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BOARD OF DIRECTORS
Compensation Committee
Each member of the Compensation Committee is independent in accordance with the compensation committee independence requirements under the applicable rules and regulations of the SEC and Nasdaq and is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Members	Primary Responsibilities	Meetings in Fiscal Year 2021

Harry L. You (Chair) Diane M. Bryant Check Kian Low Eddy W. Hartenstein
•Determine our executives’ base and incentive compensation (other than that of our CEO)
•Provide input and recommendations to the independent directors of our Board regarding CEO compensation
•Design (in consultation with management or our Board) and evaluate compensation plans, policies and programs
•Administer equity-based plans and approve the terms of equity-based grants pursuant to those plans
•Confirm that compensation programs do not encourage unnecessary risk taking
•Review and discuss, at least annually, the relationship between risk management policies and practices, business strategy and officers’ compensation
•Establish and periodically review policies concerning perquisite benefits
•Review and approve all employment agreements, severance and change-in-control arrangements and perquisites for officers and other executives, other than our CEO, and make recommendations to our Board regarding such agreements and perquisites with our CEO
•Evaluate and provide input on CEO and senior management succession planning
•Review and make recommendations to our Board regarding compensation for non-employee directors
•Establish and periodically review stockholder ownership guidelines
•Provide oversight over the Compensation Committee’s compensation consultant
7
Compensation Committee Interlocks and Insider Participation
The current members of the Compensation Committee, Ms. Bryant and Messrs. Hartenstein, Low and You, are not and have never been officers or employees of Broadcom. During Fiscal Year 2021, none of our executive officers served on the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or the Compensation Committee.
12    2022 Proxy Statement

BOARD OF DIRECTORS
Nominating, Environmental, Social & Governance Committee
Each member of the NESG Committee is independent in accordance with the applicable Nasdaq rules and regulations.

Members	Primary Responsibilities	Meetings in Fiscal Year 2021

Eddy W. Hartenstein (Chair) Gayla J. Delly Raul J. Fernandez Check Kian Low
•Take a leadership role in shaping our corporate governance policies and procedures and develop recommendations for our Board
•Identify, evaluate and recommend to our Board qualified candidates to become directors and to fill vacancies on the Board
•Assess director independence
•Oversee the annual evaluation of our Board and its committees
•Consider stockholder proposals submitted for consideration at the annual meeting of stockholders
•Periodically assess director continuing education with respect to the business, financial statements, corporate governance and other appropriate subjects
•Periodically review and assess the Corporate Governance Guidelines and recommend changes to our Board
•Oversee Broadcom’s ESG corporate responsibility and sustainability program and initiatives, including environment, climate, diversity and inclusion, human rights and governance issues, and report to the Board on such program, initiatives and issues
4
Executive Committee
The Executive Committee is comprised of our CEO, the Chairman of the Board and such other directors as our Board appoints.

Members	Primary Responsibilities	Meetings in Fiscal Year 2021

Henry Samueli, Ph.D. (Chair) Eddy W. Hartenstein Justine F. Page Hock E. Tan Harry L. You
Review and approve, subject to specified limitations:
•investments, acquisitions, dispositions and capital expenditures
•new or incremental debt financings or borrowings, or amendments thereto, or refinancings thereof, including convertible debt, bond financing and commercial paper
•treasury, cash management and other banking matters
Review and provide recommendations to our Board on matters requiring full Board approval, including:
•business opportunities, strategies and proposals, and other strategic matters
•business plans, annual budgets, targets, operational plans, capital structure and dividend policy
•proposed transactions that exceed its approval thresholds
•efficient organization and management structure of Broadcom
1
Broadcom Inc.    13

BOARD OF DIRECTORS
Director Compensation
On an annual basis, the Compensation Committee reviews our non-employee director compensation, with input from its independent compensation consultant regarding market practice and the competitiveness of our non-employee director compensation. Our Board approves any changes to our non-employee director compensation, taking into consideration the recommendations of the Compensation Committee and based on its own review. Our non-employee directors receive cash and equity compensation in consideration for their service on our Board, as set forth in more detail below, but do not receive any non-equity incentive compensation or participate in any company pension plan or deferred compensation plan.
Dr. Samueli has declined all compensation, including equity awards, for his service on our Board and as its Chairman. However, we provide Dr. Samueli with access to office space and administrative support in connection with the discharge of his duties as Chairman. The unvested equity awards that we previously granted to Dr. Samueli during his tenure as an employee of Broadcom continue to vest, subject to the terms and conditions of the awards. We also do not compensate Mr. Tan for his service on our Board or any committee of our Board.
Cash Compensation
Our non-employee directors are entitled to receive the following annual cash compensation, payable quarterly:

Pay Component	Annual Fees
Annual Retainer (payable to all non-employee directors)	$90,000
Additional Fees:
Independent Chairperson of the Board	$150,000
Lead Independent Director	$100,000
Chairperson of the Audit Committee	$40,000
Chairperson of the Compensation Committee	$22,500
Chairperson of the NESG Committee	$20,000
Member of the Audit Committee (other than chairperson)	$15,000
Member of the Compensation Committee (other than chairperson)	$10,000
Member of the NESG Committee (other than chairperson)	$10,000
In addition, we reimburse or pay non-employee directors for travel and other out-of-pocket expenses related to their attendance at Board and committee meetings, the annual meeting of stockholders and other Board-related travel undertaken at our request.
Equity Compensation
Our non-employee directors also receive the following equity awards:
•    upon appointment to our Board, an initial service-based RSU award using a target value of $220,000, prorated based on the expected portion of a year to be served between the time of such director’s appointment and the anticipated date of our annual meeting of stockholders immediately following the director’s appointment; and
•    an annual service-based RSU award using a target value of $220,000, to be granted on the date of each annual meeting of stockholders, subject to the director’s re-election at such meeting.
To determine the number of shares of common stock granted pursuant to such awards, the value of the award is divided by the average of our per share closing market prices quoted on the Nasdaq Global Select Market, over the 30 calendar days immediately preceding the grant date. These service-based RSU awards vest in full on the earlier of (i) the first anniversary of the grant date or (ii) the date on which the annual meeting of stockholders immediately following the grant date is held, subject to the director’s continued service on our Board.
In connection with its annual review of non-employee director compensation, our Board approved in December 2021 an increase in the equity compensation granted to our non-employee directors based on the recommendation of the Compensation Committee and its independent compensation consultant and taking into account that no changes had been made to the non-employee director compensation since December 2018. Effective December 8, 2021, non-
14    2022 Proxy Statement

BOARD OF DIRECTORS
employee directors will be entitled to receive an initial service-based RSU award and an annual service-based RSU award with a target value of $250,000, subject to the same terms and conditions as described above.
Director Compensation for Fiscal Year 2021
The following table sets forth information regarding compensation earned by our non-employee directors during Fiscal Year 2021.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Diane M. Bryant	$100,000	$225,662	$325,662
Gayla J. Delly	$115,000	$225,662	$340,662
Raul J. Fernandez	$115,000	$225,662	$340,662
Eddy W. Hartenstein	$232,500	$225,662	$458,162
Check Kian Low	$110,000	$225,662	$335,662
Justine F. Page	$130,000	$225,662	$355,662
Harry L. You	$115,000	$225,662	$340,662

(1)    Represents the grant date fair value of service-based RSU awards granted in Fiscal Year 2021, determined in accordance with Accounting Standards Codification Topic Number 718 (“ASC 718”), which is the closing market price of Broadcom common stock on the date of grant, reduced by the present value of dividends expected to be paid on Broadcom common stock prior to vesting. The amounts shown represent the grant date fair value of a service-based RSU award for 476 shares of common stock granted to the director on April 5, 2021 following his or her election to our Board. The table below shows the aggregate number of shares of common stock underlying service-based RSUs held by our non-employee directors as of October 31, 2021:

Name	Number of Shares Underlying RSUs
Diane M. Bryant	476
Gayla J. Delly	476
Raul J. Fernandez	476
Eddy W. Hartenstein	476
Check Kian Low	476
Justine F. Page	476
Harry L. You	476
Broadcom Inc.    15

PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 1:
ELECTION OF DIRECTORS
Director Nominees
Our Board is comprised of nine directors and our directors are elected each year at the annual meeting of stockholders. Upon the recommendation of the NESG Committee, our Board nominated the nine individuals below for election as directors, all of whom are currently directors. Our Board expects that each of the director nominees will be available to serve as a director. Stockholders may not vote their proxies for a greater number of persons than the number of nominees named below.
In the event a director nominee resigns or otherwise becomes unwilling or unable to serve after the mailing of the Internet Notice but before the Annual Meeting, our intention would be to make a public announcement of such resignation and either reduce the size of our Board or appoint a substitute nominee, in accordance with our Amended and Restated Bylaws (the “Bylaws”). If we reduce the size of our Board, this would reduce the number of nominees to be elected at the Annual Meeting. Votes received in respect of such director would not be counted in such circumstances. In the event that we instead propose to elect a substitute nominee at the Annual Meeting to fill any such vacancy, it is intended that the shares represented by the proxy will be voted for such substitute nominee.
Our Board believes that each director nominee has the experience, qualification, personal and professional integrity, and diversity of background and understands our business and industry. After careful consideration, our Board believes that each director nominee has demonstrated the willingness and the ability to dedicate adequate time and attention to fulfill the responsibilities required as a director and that the service with other public companies does not and will not impact service on our Board. We also believe that the director nominees together have the skills and experience to form a board that is well suited to oversee the risks and opportunities facing Broadcom.
The biographical information of each director nominee provided below is as of February 7, 2022.

Diane M. Bryant

Independent Director Director since 2019 Board Committees: •Compensation Age: 59
Ms. Bryant has served as Chief Executive Officer of NovaSignal Corp. since January 2020. She was Chief Operating Officer of Google Cloud (cloud computing services) from December 2017 to July 2018. Prior to Google Cloud, she held several executive leadership positions at Intel Corporation, including as Group President in 2017 and Executive Vice President and General Manager from January 2012 to July 2017 of the Data Center Group, the worldwide organization that develops server, storage and network platforms for the digital services economy, and Corporate Vice President and Chief Information Officer from 2008 to 2012. She also serves on the Chancellor’s Board of Advisors at the University of California at Davis.
Ms. Bryant served as a director of United Technologies Corporation from January 2017 until its acquisition by Raytheon Company in April 2020.
Qualifications: Ms. Bryant brings semiconductor, manufacturing/supply chain, software/cloud computing, technology/innovation, global business, cybersecurity, business development and strategy, and executive leadership expertise to the Board from serving as Chief Executive Officer at NovaSignal, accelerating the scale and reach of Google Cloud’s business, and from her extensive business leadership experience at Intel Corporation, as well as her public company board and committee experience.

16    2022 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Gayla J. Delly

Independent Director Director since 2017 Board Committees: •Audit •NESG Age: 62
Ms. Delly served as Chief Executive Officer of Benchmark Electronics Inc., a company that provides contract manufacturing, design, engineering, test and distribution services to manufacturers of computers, medical devices, telecommunications equipment and industrial control and test instruments, from 2012 to 2016. She also held several executive leadership positions at Benchmark, including as President from 2006 to 2011, Executive Vice President and Chief Financial Officer from 2001 to 2006, and Corporate Controller and Treasurer from 1995 to 2001. She is a certified public accountant and was a senior audit manager at KPMG before joining Benchmark.
Ms. Delly currently serves as a director of Flowserve Corporation and National Instruments Corporation. She also served as a director of Benchmark from 2011 to 2016.
Qualifications: Ms. Delly brings semiconductor, manufacturing/supply chain, technology/innovation, cybersecurity, global business, business development and strategy, executive leadership and finance/accounting expertise to the Board from her experience in senior executive and financial management positions, organizational management, international manufacturing and accounting, as well as her public company board and committee experience.

Raul J. Fernandez

Independent Director Director since 2020 Board Committees: •Audit •NESG Age: 55
Mr. Fernandez has served as Vice Chairman and owner of Monumental Sports & Entertainment, a private partnership that co-owns the National Basketball Association’s Washington Wizards, the National Hockey League’s Washington Capitals, the Women’s National Basketball Association’s Washington Mystics and the Wizards District Gaming NBA 2K team and co-owns and operates the Capital One Arena in Washington, DC, since 2010. He is a Senior Advisor to and a Limited Partner of General Atlantic Partners, a growth equity firm, a Special Advisor to and a Limited Partner of Carrick Capital Partners, a private equity firm, and a member of the Strategic Advisory Board and a Limited Partner of Volition Capital, a growth equity firm. He was Chairman and Chief Executive Officer of ObjectVideo, Inc., a developer of intelligent video surveillance software, from January 2004 to March 2017. He founded and was Chief Executive Officer of Proxicom, Inc., a global provider of e-commerce solutions for Fortune 500 companies, from its inception in 1991 until its acquisition in 2001. He was also a member of President George W. Bush’s Council of Advisors on Science and Technology.
Mr. Fernandez currently serves as a director of DXC Technology Company. He also served as a director of Capitol Investment Corp. V from October 2020 to July 2021, GameStop Corp. from April 2019 to June 2021 and Kate Spade & Co. from 2001 until its acquisition by Coach, Inc. in July 2017, and as Chairman of the board of Proxicom from 1991 until its acquisition in 2001.
Qualifications: Mr. Fernandez brings software/cloud computing, cybersecurity, technology/innovation, global business, business development and strategy, executive leadership and finance/accounting expertise to the Board from his more than two decades of extensive operating experience and executive leadership, his experience as a founder and chief executive officer of technology and software companies, and his familiarity in government affairs, as well as his public company board and committee experience.

Broadcom Inc.    17

PROPOSAL 1: ELECTION OF DIRECTORS

Eddy W. Hartenstein

Lead Independent Director since 2018 Director since 2016 Board Committees: •Compensation •NESG (Chair) •Executive Age: 71
Mr. Hartenstein served as the publisher and Chief Executive Officer of the Los Angeles Times from 2008 to 2014. He was President and Chief Executive Officer from 2011 to 2013 and co-President from 2010 to 2011 of the Tribune Company. He was Chief Executive Officer from 2001 to 2004 and President from its inception in 1990 to 2001 of DIRECTV Inc.
Mr. Hartenstein currently serves as lead independent director on the board of SIRIUS XM Holdings Inc. He also served as a director of TiVo Corporation from September 2016 until its acquisition by Xperi Corporation in June 2020, Tribune Publishing Company from August 2014 to May 2020, Yahoo, Inc. from April 2016 to June 2017, Broadcom Corporation from 2008 to 2016, Rovi Corporation from 2015 until its acquisition by TiVo Corporation in 2016, and SanDisk Corporation from 2005 to until its acquisition by Western Digital Corporation in 2016, and as Vice Chairman of the board of The DIRECTV Group Inc. from 2003 to 2004 and Chairman of the board of DIRECTV Inc. from 2001 to 2004.
Qualifications: Mr. Hartenstein brings semiconductor, technology/innovation, global business, business development and strategy, executive leadership and finance/accounting expertise to the Board from serving as Chief Executive Officer of the Los Angeles Times, the Tribune Company and DIRECTV and his extensive executive leadership in successfully creating and entering new markets and organizational management, as well as his considerable public company board and committee experience at various global technology companies.

Check Kian Low

Independent Director Director since 2016 Board Committees: •Compensation •NESG Age: 62
Mr. Low has served as a founding partner and director of NewSmith Capital Partners LLP, an independent partnership providing corporate finance advice and investment management services, for which he manages the Asia Pacific offices, since 2003. He is an owner and director of Cluny Capital Limited (BVI) since 2007. He has also served as Special Advisor to Singapore Telecommunications Limited since October 2021. Prior to founding NewSmith in 2003, he held various positions at Merrill Lynch & Co., including as Senior Vice-President, member of the Executive Management Committee and Chairman for the Asia Pacific Region. Mr. Low also serves as a trustee of the Nanyang Technological University and Singapore London School of Economics Trust.
Mr. Low served as a director of Singapore Telecommunications Limited from May 2011 to July 2021 and Neptune Orient Lines Limited from 2011 to 2016.
Qualifications: Mr. Low brings global business, business development and strategy, executive leadership and finance/accounting expertise to the Board from his considerable executive management, global business and financial and investment experience, as well as his public company board and committee experience.

18    2022 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Justine F. Page

Independent Director Director since 2019 Board Committees: •Audit (Chair) •Executive Age: 59
Ms. Page served as Vice President of Finance, Chief Financial Officer and Secretary of Integrated Circuit Systems, Inc. (“ICS”), a publicly-traded timing solutions IC company, from 1999 until its acquisition by Integrated Device Technology, Inc. (“IDT”) in 2005. She also held several leadership positions at ICS, including as Director of Finance and Administration and Assistant Treasurer from 1993 to 1999. She holds a B.A. degree in accounting from Immaculata College and a Master of Taxation degree from Villanova University.
Ms. Page served as a director of Broadcom Limited from 2016 to 2017, SunEdison Semiconductor Limited from 2014 to 2016 and Avago Technologies Limited from 2008 to 2016.
Qualifications: Ms. Page brings semiconductor, manufacturing/supply chain, cybersecurity, global business, executive leadership and finance/accounting expertise to the Board from serving as Chief Financial Officer of ICS, her leadership positions in finance at semiconductor companies and her education and training in accounting, as well as her public company board and committee experience.

Henry Samueli, Ph.D.

Chairman of the Board since 2018 Director since 2016 Board Committees: •Executive (Chair) Age: 67
Dr. Samueli served as our as Chief Technical Officer from February 2016 to December 2018. He co-founded Broadcom Corporation and was Chief Technical Officer from its inception in 1991 to 2008 and 2009 to 2016, a technology advisor from 2008 to 2009, and Vice President of Research and Development from 1991 to 2003. He is also the co-owner of the National Hockey League’s Anaheim Ducks since 2005. He is a Professor in the Electrical and Computer Engineering Department at the University of California, Los Angeles since 1985 (on leave of absence since 1995) and a Distinguished Adjunct Professor in the Electrical Engineering and Computer Science Department at the University of California, Irvine since 2003. Prior to Broadcom Corporation, he co-founded and was Chief Scientist at PairGain Technologies from 1988 to 1994. He held various engineering and management positions in the Electronics and Technology Division of TRW, Inc. from 1980 to 1985. He is a Fellow of the Institute of Electrical and Electronics Engineers (IEEE), a Fellow of the American Academy of Arts and Sciences, a Fellow of the National Academy of Inventors and a Member of the National Academy of Engineering.
Dr. Samueli served as Chairman and Co-Chairman of the board of Broadcom Corporation from 2011 to 2016 and from 1991 to 2008.
Qualifications: Dr. Samueli brings semiconductor, manufacturing/supply chain, technology/innovation, global business, business development and strategy, executive leadership and finance/accounting expertise to the Board from co-founding Broadcom Corporation and PairGain Technologies, his over 40 years of engineering and management experience in the fields of communications systems and semiconductors, serving as Chief Technical Officer and his understanding of our technologies, business and industry.

Broadcom Inc.    19

PROPOSAL 1: ELECTION OF DIRECTORS

Hock E. Tan

President & CEO Director since 2006 Board Committees: •Executive Age: 70
Mr. Tan has served as our President and CEO since March 2006. He was President and Chief Executive Officer at Integrated Circuit Systems, Inc. (“ICS”), a publicly-traded timing solutions IC company, from 1999 until its acquisition by Integrated Device Technology (“IDT”) in 2005. He also served in a number of executive positions at ICS, including as Chief Operating Officer from 1996 to 1999 and Senior Vice President and Chief Financial Officer from 1995 to 1999. He was Vice President of Finance at Commodore International, Ltd. from 1992 to 1994, and held senior management positions at PepsiCo, Inc. and General Motors Corporation. He was also managing director of Pacven Investment, Ltd., a venture capital fund in Singapore, from 1988 to 1992, and was managing director of Hume Industries Ltd. in Malaysia from 1983 to 1988.
Mr. Tan was Chairman of the board of IDT, a publicly-traded semiconductor company, following its acquisition of ICS from 2005 to 2008.
Qualifications: Mr. Tan brings semiconductor, software/cloud computing, manufacturing/supply chain, technology/innovation, global business, cybersecurity, business development and strategy, executive leadership and finance/accounting expertise to the Board from serving as our President and CEO and President and Chief Executive Officer of ICS and his extensive executive leadership in the technology and semiconductor industry and organizational management, as well as serving as Chairman of the board of IDT.

Harry L. You

Independent Director Director since 2019 Board Committees: •Audit •Compensation (Chair) •Executive Age: 62
Mr. You served as Chief Financial Officer from September 2016 to August 2019 and President in May 2019 and from September 2016 to February 2019 of GTY Technology Holdings Inc., a software as a service company that offers cloud-based solutions for the public sector. He was Executive Vice President in the Office of the Chairman of EMC Corporation from 2008 to 2016. When Mr. You joined EMC in 2008, he oversaw corporate strategy and new business development, including mergers and acquisitions, joint ventures and venture capital activity. He was Chief Executive Officer from 2005 to 2007 and Interim Chief Financial Officer from 2005 to 2006 of BearingPoint Inc. He was Executive Vice President and Chief Financial Officer of Oracle Corporation from 2004 to 2005. Prior to joining Oracle, he held several key positions in finance, including as Chief Financial Officer of Accenture Ltd. and managing director in the Investment Banking Division of Morgan Stanley. He has also served as a trustee of the U.S. Olympic Committee Foundation since 2016.
Mr. You currently serves as a director of Coupang, Inc., Genius Sports Limited, Rush Street Interactive, Inc. and IonQ, Inc. and as Vice Chairman of the board of GTY. Mr. You is also Chairman of the board of dMY Technology Group, Inc. VI, a special purpose acquisition company. Mr. You plans to reduce the number of boards on which he serves to no more than four other boards by the end of calendar 2022.
Mr. You also served as director of dMY Technology Group, Inc. II, a special purpose acquisition company, from June 2020 to April 2021, dMY Technology Group, Inc. IV, a special purpose acquisition company, from December 2020 to December 2021, and Korn/Ferry International from 2005 to 2016.
Qualifications: Mr. You brings software/cloud computing, global business, cybersecurity, business development and strategy, executive leadership and finance/accounting expertise to the Board from serving as chief financial officer of multi-national companies, his extensive experience in mergers and acquisitions, financial and strategic planning, public company financial management, cybersecurity and organizational management and his executive leadership positions at various technology-driven companies, as well as his public company board and committee experience.

Our Board recommends a vote FOR the election of each of the director nominees.
20    2022 Proxy Statement

PROPOSAL 2: RATIFICATION OF AUDITORS
PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent auditors retained to audit our consolidated financial statements. The Audit Committee has re-appointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditors for Fiscal Year 2022. Our Board and the Audit Committee believe that the continued retention of PwC is in the best interests of Broadcom and our stockholders. We expect a representative from PwC to be present at the Annual Meeting. This representative will have the opportunity to make a statement if the representative so desires and is expected to be available to respond to appropriate questions.
Our stockholders are not required to ratify the appointment of PwC as our independent auditors. However, we are submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate practice. In the event of a negative vote, the Audit Committee will reconsider whether or not to continue to retain PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Broadcom and our stockholders.
Principal Accounting Fees and Services
Set forth below are the fees for all services rendered by PwC to Broadcom for Fiscal Years 2021 and 2020.

	Fiscal Year 2021	Fiscal Year 2020
	($ in thousands)
Audit Fees	$13,965	$16,131
Audit-Related Fees	—	—
Tax Fees	1,731	2,477
All Other Fees	24	79

Total	$15,720	$18,687

Audit Fees consist of fees billed for professional services provided in connection with the integrated audit of our annual consolidated financial statements, which includes an audit of internal controls over financial reporting, the review of our quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits, comfort letters and consents. The fees include audit fees related to business combination accounting for our recently closed acquisitions, inclusive of the acquisition of the Symantec Enterprise Security business in Fiscal Year 2020.
Tax Fees consist of fees billed for professional services for tax compliance and tax consulting. Corporate tax services encompass a variety of permissible services, including assistance with transfer pricing documentation, expatriate income tax matters, local tax compliance matters, tax audits, and tax credit documentation.
All Other Fees consist of fees for professional services rendered by PwC for permissible non-audit services. In Fiscal Years 2021 and 2020, these fees included services for various license and compliance reviews and a license for specialized accounting research software.
In considering the nature of the services provided by PwC, the Audit Committee determined that the provision of these services is compatible with maintaining the independence of PwC. The Audit Committee discussed these services with PwC and our management to determine that they are permitted under the rules and regulation concerning independent registered public accounting firms’ independence promulgated by the SEC, as well as by the American Institute of Certified Public Accountants.
Other than as stated above, no fees were billed to Broadcom by PwC for Fiscal Years 2021 and 2020.
Broadcom Inc.    21

PROPOSAL 2: RATIFICATION OF AUDITORS
Audit Committee Pre-Approval of Services Policy
All engagements with our independent registered public accounting firm, regardless of amount, must be authorized in advance by the Audit Committee. The Audit Committee has delegated its pre-approval authority to the Chairperson of the Audit Committee, provided that any matters approved in such manner are presented to the Audit Committee at its next regularly scheduled meeting. Pursuant to the charter of the Audit Committee, committee approval of non-audit services (other than review and attest services) is not required, if such services fall within available exceptions established by the SEC. However, to date, the Audit Committee’s policy has been to approve all services provided by our independent registered public accounting firm. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the Audit Committee’s pre-approval and the fees for the services performed to date.
During Fiscal Years 2021 and 2020, all services provided to Broadcom by PwC were pre-approved by the Audit Committee.
Our Board recommends a vote FOR the ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal Year 2022.
22    2022 Proxy Statement

AUDIT COMMITTEE REPORT
AUDIT COMMITTEE REPORT
The Audit Committee is responsible for assisting the Board with its oversight responsibilities regarding the following:
•    the quality and integrity of Broadcom’s financial statements and internal controls;
•    the appointment, compensation, retention, qualifications and independence of Broadcom’s independent registered public accounting firm;
•    the performance of Broadcom’s internal audit function and independent registered public accounting firm;
•    Broadcom’s compliance with legal and regulatory requirements; and
•    related party transactions.
Fiscal Year 2021 Financial Statements
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed Broadcom’s financial statements for the fiscal year ended October 31, 2021 (“Fiscal Year 2021”) with Broadcom’s management and PricewaterhouseCoopers LLP (“PwC”). In addition, the Audit Committee has discussed with PwC, with and without management present, Broadcom’s internal controls over financial reporting and the overall quality of Broadcom’s financial reporting. The Audit Committee also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
Based on the Audit Committee’s review and discussions noted herein, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements for Fiscal Year 2021 be included in Broadcom’s Annual Report on Form 10-K for Fiscal Year 2021 for filing with the SEC.
Independence and Pre-Approval Policy
The Audit Committee also received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed the independence of PwC with that firm.
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Broadcom’s independent registered public accounting firm. For each proposed service, PwC provides the Audit Committee with a description of the service and sufficient information to confirm PwC’s determination that the provision of such service will not impair its independence. The Audit Committee reviewed and pre-approved all audit and non-audit services performed by PwC during Fiscal Year 2021 in accordance with established procedures.
Independent Auditor Tenure and Rotation
As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. PwC has been Broadcom’s independent auditor since 2006. The Audit Committee believes there are significant benefits to having PwC as its independent auditor. These include:
•    Higher quality audit work and accounting advice due to PwC’s institutional knowledge of and familiarity with Broadcom’s business and operations, accounting policies and financial systems, and internal control framework.
•    Operational efficiencies and a resulting lower fee structure because of PwC’s history and familiarity with Broadcom’s business.
In addition, the Audit Committee oversees the process for, and ultimately approves, the selection of the lead audit engagement partner every five years. At the Audit Committee’s instruction, PwC selects candidates to be considered for this role, who are then interviewed by members of Broadcom’s senior management. After discussing the results of senior management’s interviews, the Audit Committee interviews the candidates. The Audit Committee then considers the appointment and votes on the selection.
The Audit Committee and the Board approved the selection of PricewaterhouseCoopers LLP as Broadcom’s independent registered public accounting firm for the fiscal year ending October 30, 2022.

AUDIT COMMITTEE
Justine F. Page, Chairperson
Gayla J. Delly
Raul J. Fernandez
Harry L. You
Broadcom Inc.    23

PROPOSAL 3: SAY ON PAY
PROPOSAL 3:
ADVISORY VOTE TO APPROVE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of our NEOs as described in the “Compensation Discussion and Analysis” and the compensation tables and accompanying narrative disclosure under “Executive Compensation” in this Proxy Statement. We currently hold the say-on-pay vote annually and expect the next say-on-pay vote will occur at the 2023 annual meeting of stockholders.
Our executive compensation program, structured around the achievement of near-term financial and operational targets and longer-term business objectives and strategies, is designed to reward our executive officers for producing sustainable growth and to align their interests with the long-term interests of our stockholders, as well as attract and retain top talent. When setting financial and operational targets for the short-term incentives and performance goals for the long-term incentives, the Compensation Committee judiciously determines, in consultation with its independent compensation consultant, the target levels and peer index that would significantly enhance stockholder value, be difficult to attain and require substantial effort to achieve by our executive officers.
For Fiscal Year 2021, we increased revenue by 15% and operating income by 112%, and our total shareholder return increased by nearly 57%. We believe the compensation paid to our NEOs for Fiscal Year 2021 appropriately reflects and rewards our executive officers’ contributions to Broadcom’s strong performance despite the on-going COVID-19 pandemic and the continued disruption in normal business activities, including the ongoing supply chain constraints, and is aligned with the long-term interests of our stockholders. Consistent with our previous commitment, we did not grant regular annual equity incentive awards to Ms. Spears, Messrs. Brazeal and Krause, and Dr. Kawwas in Fiscal Year 2021 because they were granted multi-year equity awards in January 2019.
Stockholders are being asked to approve the following resolution:
“RESOLVED THAT stockholders approve, on an advisory basis, the compensation of Broadcom’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and in the compensation tables and accompanying narrative disclosure under “Executive Compensation” in this Proxy Statement.”
In deciding how to vote on this proposal, stockholders are encouraged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.
While the vote on this resolution is advisory and not binding, the Compensation Committee and our Board values input from stockholders and will consider the outcome of the vote on this resolution when considering future executive compensation decisions.
Our Board recommends a vote FOR approval of
the compensation of our named executive officers on an advisory basis.
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COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis (the “CD&A”) describes the philosophy, objectives and structure of our Fiscal Year 2021 executive compensation program. This CD&A is intended to be read in conjunction with the tables and other information beginning on page 45, which provide further historical compensation information for our NEOs, who are our CEO, CFO and three other most highly compensated executive officers serving at the end of Fiscal Year 2021.
Our NEOs for Fiscal Year 2021 were:
•    Hock E. Tan, President and Chief Executive Officer
•    Kirsten M. Spears, Chief Financial Officer and Chief Accounting Officer
•    Mark D. Brazeal, Chief Legal and Corporate Affairs Officer
•    Charlie B. Kawwas, Ph.D., Chief Operating Officer
•    Thomas H. Krause, Jr., President, Broadcom Software Group
Executive Summary:
Fiscal Year 2021 Company Performance and Key Pay Decisions
Despite the on-going COVID-19 pandemic and challenges to our business, our Fiscal Year 2021 performance continued to be strong. Our executive compensation program is structured around the achievement of near-term financial and operational targets and longer-term business objectives and strategies. We believe in rewarding excellent performance and reflecting underperformance, if that occurs. We seek to closely align our executive officers’ interests with those of our stockholders and, accordingly, allocate a significant portion of our executives’ compensation opportunity to RSUs, the value of which fluctuates based on our stock price, and other performance-based compensation, which is dependent on our TSR performance relative to that of our peers and our financial performance.
Our Fiscal Year 2021 Performance
Financial Results Highlights
Our Fiscal Year 2021 financial results highlights* include increases in:
•    Year-over-year revenue to $27,450 million, 15% above Fiscal Year 2020.
•    GAAP operating income to $8,519 million, 112% above Fiscal Year 2020; and non-GAAP operating income to $15,912 million, 23% above Fiscal Year 2020.
•    Net cash provided by operating activities to $13,764 million, 14% above Fiscal Year 2020; and free cash flow to $13,321 million, 15% above Fiscal Year 2020.

*See Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
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COMPENSATION DISCUSSION AND ANALYSIS
Return of Capital to Stockholders
Our strong cash flow in Fiscal Year 2020 enabled us to return an aggregate of $7,511 million to our stockholders during Fiscal Year 2021, consisting of $6,212 million in cash dividends and $1,299 million for the elimination of shares withheld to cover employee withholding taxes due upon the vesting of net settled equity awards. In addition, our strong free cash flow in Fiscal Year 2021 enabled us to increase our quarterly common stock dividend to $4.10 per share in the first quarter of our Fiscal Year 2022, an increase of 14% over the quarterly dividend paid in Fiscal Year 2021.

Dividend Increase YoY%	23%	11%
Total Stockholder Return
Our five-year TSR performance, based on an investment of $100 in Broadcom common stock on the last trading day of our fiscal year 2016, has been very strong on both an absolute and relative basis. Although our one-year TSR increased significantly, we believe long-term TSR is a more relevant measure, as our stock price over short periods is frequently impacted by market volatility and macroeconomic events unrelated to our underlying performance.
As Illustrated in the graph below:
•    Our one-year TSR increased by 56.8% in Fiscal Year 2021.
•    Our TSR increased by 34.0% annually on average over the past three fiscal years, and by 25.7% annually on average over the past five fiscal years.
•    Our TSR for all three of these periods outperformed our peer group median and the S&P 500 Index.
•    We significantly increased our absolute TSR since our initial public offering in 2009 by over 4,003%, with an annual average increase of 35.5%.

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COMPENSATION DISCUSSION AND ANALYSIS
Stockholder Engagement
During Fiscal Year 2021, our Lead Independent Director and chairperson of the Compensation Committee, along with our Chairman of the Board and members of management, engaged with our stockholders and obtained feedback on our executive compensation program. This resulted in discussions with our largest stockholders on a variety of executive compensation related topics, including the proposed amendment and restatement of our 2012 Plan, executive management promotions and long-term incentive compensation.
Say-on-Pay
At the 2021 annual meeting, we submitted the compensation of our NEOs to a non-binding, advisory vote of our stockholders (the “say-on-pay proposal”). Stockholders representing 95% of the shares present and voting on the matter were in favor of the proposal. In light of this approval, the Compensation Committee did not make any significant changes to our executive compensation structure.
Fiscal Year 2021 Compensation Highlights
Annual Cash Incentive Bonus Payouts Reflect Fiscal Year 2021 Company Performance
Payouts under the APB Plan were tied to challenging pre-established annual corporate and divisional performance goals, as well as the individual contributions and performance of each executive. The APB Plan payouts reflected the following considerations:
•    The Compensation Committee set the two Fiscal Year 2021 corporate performance goals – revenue and adjusted non-GAAP operating margin (as defined in “Elements of Executive Compensation – Annual Cash Incentive Bonus Plan” below) – at target attainment levels that would potentially enhance stockholder value and require substantial effort to achieve. Both the revenue and adjusted non-GAAP operating margin targets were set significantly above our Fiscal Year 2020 actual performance. The divisional performance goals were also set at levels difficult to attain by the division and the NEO in charge of the division.
•    Our Fiscal Year 2021 revenue, which increased 15% over Fiscal Year 2020, and our adjusted non-GAAP operating margin both exceeded the maximum attainment levels, resulting in 150.0% attainment of the corporate performance goals under the APB Plan.
•    The divisional performance goals unrelated to revenue and operating margin exceeded target performance levels. This combined with the attainment of our corporate goals resulted in payouts for all eligible employees under both our executive and employee APB plans.
•    The Compensation Committee considers our CEO’s recommendations (other than with respect to himself) and judiciously applies individual performance multipliers to recognize the extraordinary efforts of our executives and exceptional performance with respect to our corporate performance goals and divisional results.
•    The Compensation Committee (and the independent directors in the case of our CEO) carefully assessed the extraordinary efforts of our executive officers and our significant increase in revenue and adjusted non-GAAP operating margin year-over-year despite the challenges of the COVID-19 pandemic, macroeconomic uncertainty and supply chain constraints. Based on the assessment, our NEOs received individual performance multipliers of 100% to 150%. Our CEO (upon approval of the independent directors) received an individual performance multiplier of 150%, resulting in a payout of 225% of his target bonus.
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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Changes in Connection with Promotions
Ms. Spears, Dr. Kawwas and Mr. Krause were promoted and assumed broader responsibilities to ensure the long-term stability of our leadership and culture. Their new roles are CFO, Chief Operating Officer and President, Broadcom Software Group (which was previously known as the Infrastructure Software Group), respectively.
The Compensation Committee approved the following changes in recognition of the competitive talent market and the executives’ increased responsibilities.
•    Ms. Spears, Dr. Kawwas and Mr. Krause received base salary increases effective December 10, 2020.
•    Ms. Spears’ APB Plan bonus target percentage was increased to 100% of eligible earnings effective December 10, 2020.
•    The performance goals under the APB Plan for Dr. Kawwas and Mr. Krause were changed to the attainment of overall corporate goals instead of divisional performance goals effective December 10, 2020.
•    Ms. Spears, Dr. Kawwas and Mr. Krause were granted promotion equity incentive awards for their increased responsibilities due to their promotions that were not anticipated when they were granted the 2019 Multi-Year Equity Awards. These promotion equity incentive awards consist of 50% service-based RSU awards and 50% PSU awards at target.
The aggregate target market value of each of the promotion equity incentive awards for Dr. Kawwas and Mr. Krause that the Compensation Committee approved was $15,000,000; however, the value of each of these promotion equity incentive awards in the “Fiscal Year 2021 Summary Compensation Table” below is $20,115,046 because it is the accounting grant date fair value under ASC 718 on April 5, 2021, when the stockholders approved the 2012 Plan and the actual grant date for accounting purposes. The factors provided below in the “Equity Awards Granted in Fiscal Year 2021” section explain the difference between the target market value approved by the Compensation Committee and the accounting grant date fair value.
See the “Elements of Executive Compensation – Long-Term Incentive Compensation” section below for more information relating to these awards.
There were no other increases to NEO base salaries or target bonus opportunities in Fiscal Year 2021. Further, Ms. Spears, Messrs. Brazeal and Krause and Dr. Kawwas were not granted regular annual equity incentive awards in Fiscal Year 2021 because of their previously granted 2019 Multi-Year Equity Awards.
PSU Grant for our CEO
Mr. Tan received an annual PSU award due to the importance of his continued commitment, his retention in a competitive talent market and his leadership in continued stockholder value creation. Absent this award, Mr. Tan would not have had any unvested equity awards after June 2021. See the “Elements of Executive Compensation – Long-Term Incentive Compensation” section below for more information relating to this award.
Overview of Our Executive Compensation Program
The Compensation Committee believes that, in general, about half of our executive officers’, and more of our CEO’s, target total direct compensation should be dependent upon our performance. Accordingly, our executive compensation program is designed to reward our executive officers for producing sustainable growth in stockholder value consistent with our strategic plan, align their interests with the interests of our stockholders, and attract and retain top talent.
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COMPENSATION DISCUSSION AND ANALYSIS
Target Total Direct Compensation
Our annual total direct compensation consists of three principal elements:

Base Salary	Individual salaries reflect the executive’s responsibilities and sustained individual performance. Salaries are set to be competitive with market and industry norms.
Short-Term Incentives (STI)
The APB Plan is intended to reward the achievement of pre-established annual corporate and divisional performance goals, as well as the individual contributions and performance of each executive.

In Fiscal Year 2021, our corporate performance goals were (i) revenue and (ii) adjusted non-GAAP operating income as a percentage of revenue. Pre-established attainment levels are designed to significantly enhance stockholder value, to be difficult to attain and to require substantial effort to achieve.

Long-Term Incentives (LTI)	RSU awards and PSU awards are granted to encourage and reward the efforts of our executives to grow sustainable, long-term stockholder value. These equity awards further encourage retention and mitigate compensation-related risks.
The following charts compare the Fiscal Year 2021 target total direct compensation for our CEO and our other NEOs. Target total direct compensation consists of (i) base salary, (ii) target STI through the APB Plan, and (iii) target LTI in the form of equity awards comprised of service-based RSU awards and PSU awards based on the fair market value of the awards on the grant date or the effective date, as the case may be. As shown in the charts below, approximately 95% of our NEOs’ target total direct compensation in Fiscal Year 2021 is comprised of variable compensation elements.
The CEO chart includes Mr. Tan’s Fiscal Year 2021 PSU award based on its fair market value on the December 15, 2020 effective date and assuming target performance.
The Other NEO chart includes the equity awards granted in connection with the promotion of three NEOs: (i) the service-based RSU awards and PSU awards granted to Ms. Spears, assuming target performance, and (ii) the annualized value of the service-based RSU awards and PSU awards, which vests over three years, granted to Dr. Kawwas and Mr. Krause, in each case based on the fair market value on the December 15, 2020 effective date and assuming target performance. In addition, the Other NEO chart includes the portion of the 2019 Multi-Year Equity Awards granted to the NEOs other than our CEO in January 2019 that began vesting in March 2021, based on the January 2019 grant date fair market value and assuming target performance. The 2019 Multi-Year Equity Awards vest on the same basis as if four annual equity grants were made on March 15 each year, beginning in 2019 for four successive years.
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COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Program Governance
The table below highlights our key executive compensation program governance practices.

Best Practices We Employ		Practices We Do Not Employ
✓	Majority of NEO compensation tied to long-term performance	X	No excessive risk taking in incentive plan designs
✓	Performance metrics directly tied to value creation for stockholders	X	No re-pricing of underwater stock options
✓	Caps on cash and equity incentive plan payouts	X	No excise tax gross-ups
✓	Annual risk assessment of compensation programs	X	No supplemental retirement or pension benefits
✓	Engagement of an independent compensation consultant	X	No guaranteed bonuses
✓	CEO compensation reviewed and approved by the independent directors	X	No “single trigger” change in control payments or benefits
✓	Stock ownership guidelines for all executive officers and directors (see page 7)	X	No perquisites, other than in modest amounts
✓	Anti-hedging and anti-pledging policy for employees and directors (see page 7)
Compensation Philosophy and Objectives
Our executive compensation program is designed to achieve the following:
•    attract qualified, experienced and talented executives in a highly competitive market;
•    retain, motivate and reward these executives, whose skills, knowledge and performance are critical to our on-going success;
•    encourage our executives to focus on the achievement of our corporate financial and operational performance goals by aligning their APB Plan payout to the achievement of pre-established annual corporate and divisional goals, as well as the individual contributions and performance of each executive; and
•    align our executives’ interests with our stockholders interests by linking a significant portion of each executive’s target total direct compensation opportunity to stockholder returns in the form of PSUs that are subject to the attainment of pre-established performance-based objectives, and the rest in the form of service-based RSUs, the value of which fluctuates based on our stock price.
Equity awards are a long-term retention tool for our key executives. When granting equity awards or when recommending to the independent directors an equity award grant to our CEO, the Compensation Committee considers each executive’s level of experience and expertise and overall value to Broadcom, as well as how much vested and unvested equity the executive then holds.
The Compensation Committee has adopted a compensation philosophy that is designed to keep our executives’ target total direct compensation competitive with the compensation of executives in comparable positions at other companies in our compensation peer group and third-party market pay surveys. Generally, target total cash compensation falls below the median of the competitive market, but in combination with equity, target total direct compensation may be higher. The Compensation Committee bases its decisions on the needs of Broadcom and an executive’s level of sustained performance, expertise, experience, marketability and internal equitability.
While the Compensation Committee and our Board generally consider the accounting and tax implications of their executive compensation decisions, neither element has been a material consideration in the compensation awarded to our NEOs historically.
Stockholder Engagement
Each year we engage with our stockholders and obtain feedback on our executive compensation program. In Fiscal Year 2021, we contacted stockholders beneficially owning over 60% of our then outstanding shares of common stock and engaged with stockholders owning over 57% of our then outstanding stock. Our Lead Independent Director and chairperson of the Compensation Committee, along with our Chairman of the Board and members of management, participated in these engagements and discussed a variety of executive compensation related topics, including the
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COMPENSATION DISCUSSION AND ANALYSIS
proposed amendment and restatement of our 2012 Plan, executive management promotions and long-term incentive compensation.
These stockholders indicated that they continue to be generally supportive of our executive compensation actions and decisions and program design. The feedback received from our stockholders was reported to both the Compensation Committee and the Board.
Compensation Determination Process
Role of the Compensation Committee
The Compensation Committee devotes significant time throughout the year to our executive compensation program to ensure that it aligns executive pay with corporate performance and incentivizes our executives to pursue corporate financial, operational and strategic goals that will create sustainable, long-term stockholder value.
 The Compensation Committee reviews and approves the compensation of our key executives, except our CEO, for whom the Compensation Committee makes recommendations for review and approval by the independent directors of our Board.
Individual Executive Compensation Assessment. In addition to market compensation data provided by its compensation consultant, the Compensation Committee (and, in the case of our CEO, the independent directors) considers the following information, among other factors, for each executive when determining his or her compensation:
•    current base salary, target APB Plan opportunities (and prior fiscal year payouts), the accumulated value of outstanding and unvested equity awards and other benefits;
•    the individual’s overall performance, as well as the importance of the role, the individual’s knowledge and skills to Broadcom, the individual’s leadership within Broadcom and the individual’s contributions to Broadcom’s culture; and
•    our CEO’s recommendation on compensation and individual performance (other than for himself).
This information helps the Compensation Committee and the independent directors to understand the long-term retentive elements and total compensation delivered to our executives.
Internal Pay Parity. While we do not maintain a formal policy regarding internal pay parity, it is often considered by the Compensation Committee and the independent directors when determining compensation.
Consistent with market practice, our CEO is compensated at a higher level than our other executives due to his higher level of responsibility, accountability and experience. Given Mr. Tan’s responsibility for our overall performance, the independent directors believe that compensating him at a higher level than our other executives and weighting his total compensation more heavily toward long-term, performance-based incentive compensation is consistent with market practice, appropriately reflects his contributions and directly aligns his incentives with the interests of our stockholders. Accordingly, Mr. Tan receives more of his target total direct compensation in the form of LTI compensation through PSU awards as compared to our other executives.
Compensation Risk Oversight. While our Board has overall responsibility for risk oversight, the Compensation Committee annually reviews and discusses the risks that relate to all of our compensation policies and practices, including incentive and commission arrangements below the executive level. The Compensation Committee does not believe that our compensation policies or practices create potential material market risk for Broadcom.
Role of Compensation Consultant
In Fiscal Year 2021, Compensia, Inc. (“Compensia”) provided consulting services to the Compensation Committee and the independent directors, including assessments of executive and non-employee director compensation based on analyses of competitive market compensation data. In addition, the Compensation Committee relied on Compensia for periodic updates on regulatory developments and market trends related to executive and non-employee director compensation matters. Compensia did not provide any other services to Broadcom except advising the Compensation Committee and the independent directors on compensation-related matters.
The Compensation Committee has assessed the independence of Compensia pursuant to the six independence factors set forth in the SEC and Nasdaq rules and concluded that Compensia was independent and its work for the Compensation Committee did not raise any conflict of interest.
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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Competitive Analysis
The Compensation Committee works with its compensation consultant to develop a meaningful compensation peer group for purposes of understanding competitive market compensation practices. This peer group is reviewed and updated annually as necessary. The peer group is used for comparative purposes only. The Compensation Committee does not benchmark any pay elements or target total direct compensation to a specific percentile. In the absence of relevant peer group data, the Compensation Committee reviews industry-based market pay survey data (“market survey data”), such as the Radford Global Compensation Database Survey and Mercer High Tech Salary Survey (Asia).
In October 2020, the Compensation Committee approved the compensation peer group for Fiscal Year 2021, which appears below and was developed in consultation with Compensia.
The following selection criteria were considered as guidelines when developing the compensation peer group:
•    Revenues: comparability across annual revenue, generally 0.5 to 2.0 times that of Broadcom;
•    Market capitalization: market capitalization that generally fall between 0.3 to 3.0 times that of Broadcom; and
•    Industry: companies in semiconductor-related and other technology-focused industries having a similar scale.

Fiscal Year 2021 Peer Group
3M Company	Cisco Systems, Inc.	International Business Machines Corporation	PayPal Holdings, Inc.
Adobe, Inc.	Danaher Corporation	Mastercard, Inc.	Qualcomm Inc.
Applied Materials, Inc.	Dell Technologies, Inc.	Micron Technology, Inc.	Salesforce.com, Inc.
Automatic Data Processing, Inc.	Honeywell International, Inc.	NVIDIA Corporation	Texas Instruments, Inc.
Booking Holdings	Intel Corporation	Oracle Corporation	Thermo Fisher Scientific, Inc.

	Percentile	Revenue ($mm)(1)	Market Capitalization ($mm)(1)
Fiscal Year 2021 Peer Group	25th Median 75th	$ 15,266 $ 19,256 $ 36,983	$ 85,186 $120,727 $195,320
Broadcom		$ 22,891(2)	$125,500
	Rank	56%	53%

(1)    As of July 15, 2020, using publicly reported data available at such date, except as noted in footnote 2.
(2)    Represents publicly reported revenue for the trailing four quarters ended May 3, 2020.
In October 2021, the compensation peer group was updated for Fiscal Year 2022 to reflect the growth in our revenue and market capitalization. Booking Holdings was removed due to its revenues and market capitalization falling outside of the selection criteria set forth above. Advanced Micro Devices was added to the compensation peer group, which is viewed as an appropriate peer because its revenues, market capitalization and industry better aligned with the applicable relevant selection criteria set forth above.
Elements of Executive Compensation
The principal elements of our executive compensation program are:
•    base salary;
•    an annual cash incentive bonus plan;
•    LTI compensation in the form of equity awards, including a substantial weighting toward PSU awards;
•    severance and change in control payments and benefits; and
•    modest perquisites and other personal benefits.
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COMPENSATION DISCUSSION AND ANALYSIS
Base Salary
We believe that a competitive base salary is an important element of our executive compensation program designed to attract, engage and retain our executive officers. Base salaries provide fixed, baseline compensation and are set at levels intended to reflect an executive’s sustained individual performance and level and scope of responsibility, to be within a competitive range for similar positions at the companies in our compensation peer group and/or market survey data, and to take into account internal pay parity among our executive officers. The Compensation Committee also reviews our economic and business conditions and outlook. The base salaries of our key executives are reviewed annually by the Compensation Committee.
Our CEO makes recommendations to the Compensation Committee with respect to base salary adjustments for our executive officers (other than himself).
The Compensation Committee also reviews and considers many factors in determining individual performance for the purposes of adjusting base salaries. These factors include division performance against budget, achievement of divisional goals, new product introductions and corporate strategy implementation.
In December 2020, the Compensation Committee, in consultation with Compensia and our CEO, increased the base salaries of Ms. Spears, Dr. Kawwas and Mr. Krause in connection with their promotions to positions with increased responsibilities and to bring their base salaries more in line with the competitive market levels for their new positions. These increases took effect on December 10, 2020 and are shown in the following table. Dr. Kawwas’ and Mr. Krause’s annual base salary will remain effective through December 15, 2023. No other changes were made to the base salaries of our NEOs in Fiscal Year 2021.

NEO	Title	Base Salary end of Fiscal Year 2020	Base Salary end of Fiscal Year 2021	% Change
Hock E. Tan	President and Chief Executive Officer	$ 1,200,000	$ 1,200,000	0.0%
Kirsten M. Spears	Chief Financial Officer and Chief Accounting Officer	$ 332,964	$ 400,000	20.1%
Mark D. Brazeal	Chief Legal and Corporate Affairs Officer	$ 500,000	$ 500,000	0.0%
Charlie B. Kawwas, Ph.D.	Chief Operating Officer	$ 500,000	$ 700,000	40.0%
Thomas H. Krause, Jr.	President, Broadcom Software Group	$ 500,000	$ 700,000	40.0%
Annual Cash Incentive Bonus Plan
We believe that a significant portion of our executive officers’ target total direct compensation should be dependent upon performance. Accordingly, we use the APB Plan to provide a performance-based annual cash incentive bonus opportunity for our executive officers. The APB Plan is designed to encourage and motivate our executive officers to achieve our overall corporate goals for the fiscal year, as well as divisional goals where appropriate, and to drive positive contributions to Broadcom’s growth and performance.
Each executive officer is annually assigned a specified target annual cash incentive bonus opportunity under the APB Plan, expressed as a percentage of the executive officer’s eligible earnings. The Compensation Committee considers compensation peer group and market data in determining the executive officer’s target annual cash incentive opportunity. In the case of our CEO, the Compensation Committee includes the data in its recommendation to the independent directors. The Compensation Committee and the independent directors also consider other factors that influence corporate and operational results, such as the executive’s experience, performance, leadership and responsibility.
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COMPENSATION DISCUSSION AND ANALYSIS
Fiscal Year 2021 APB Plan
In consultation with Compensia, the Compensation Committee increased the target annual cash incentive opportunity for Ms. Spears to 100% of her eligible earnings from 50%, effective December 10, 2020, in connection with her promotion to CFO and to bring it in line with the competitive market levels for her position and the other NEOs. The other NEOs’ target annual cash incentive bonus opportunity as a percentage of their eligible earnings did not change in Fiscal Year 2021.

NEO	Fiscal Year 2020 APB Plan Target Bonus (as a % of eligible earnings)	Fiscal Year 2021 APB Plan Target Bonus (as a % of eligible earnings)
Hock E. Tan	200%	200%
Kirsten M. Spears	50%	100%
Mark D. Brazeal	100%	100%
Charlie B. Kawwas, Ph.D.	100%	100%
Thomas H. Krause, Jr.	100%	100%
Annual cash incentive bonuses under the APB Plan are calculated as follows:
Bonuses under the APB Plan are payable to our NEOs in cash, with the exception of our CEO in certain circumstances. In the event the independent directors assign our CEO an individual performance multiplier (discussed in more detail below) greater than 100%, they may elect to pay the difference between the dollar amount of our CEO’s actual annual cash incentive bonus payout and the dollar amount of his annual cash incentive bonus payout calculated using a performance factor of 100% in the form of an equity award. The type and terms of any such equity award are determined by the independent directors. The independent directors believe that this feature gives them the flexibility to further incentivize our CEO to focus on our mid-term to long-term performance and value creation for our stockholders and to provide continued retention of our CEO.
Corporate Performance Components
The corporate performance goals for the Fiscal Year 2021 APB Plan were:
•    revenue threshold attainment level set at $23,750 million, target set at $25,000 million and maximum set at $26,250 million; and
•    adjusted non-GAAP operating income as a percentage of revenue (referred to as “adjusted non-GAAP operating margin”) threshold attainment level set at 57.3%, target set at 58.3% and maximum set at 60.3%.
These performance levels were established by the Compensation Committee, based on the recommendation of our CEO, and approved by the independent directors.
As shown below in “Fiscal Year 2021 APB Plan Attainment,” the target levels were set significantly above our Fiscal Year 2020 actual performance levels and were designed to significantly enhance stockholder value, while requiring substantial effort to achieve. Each goal carried an equal weighting of 50% of the corporate performance component.
Divisional Performance Components
The Compensation Committee, taking into account our CEO’s recommendations, determined an executive officer’s divisional goals and set their weightings based on its assessment of the business requirements of the particular division to which the goals related and the relative importance of the goals to the division. Each divisional goal was set by the Compensation Committee to be difficult to attain and to require substantial effort by the division and the NEO in charge of the division to achieve. The table below under “Fiscal Year 2021 APB Plan Attainment and Payout Amounts” sets forth the divisional goals for Fiscal Year 2021.
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COMPENSATION DISCUSSION AND ANALYSIS
Individual Performance Multiplier
The final payouts under the APB Plan included the effect of a non-subjective individual performance multiplier applied judiciously to recognize the extraordinary efforts of our executives despite adverse market conditions or exceptional performance with respect to our corporate goals or an executive’s division results. Each individual NEO’s performance multiplier (other than our CEO’s) is approved by the Compensation Committee based, in part, on the recommendations of our CEO and by the independent directors, in the case of our CEO, with input from the Compensation Committee.
In evaluating individual performance to determine the applicable multiplier, the Compensation Committee considers (i) the requirements of the NEO’s position, including the achievement of the corporate or divisional goals, (ii) fiscal responsibility as determined by the Compensation Committee with input from our CEO, (iii) the NEO’s senior leadership ability and contribution to Broadcom’s culture, and (iv) how each of these factors impact the overall performance of Broadcom or the NEO’s division, as applicable. Based on each NEO’s contribution to Broadcom’s performance and their respective division’s levels of performance, the Compensation Committee or, in the case of our CEO, the independent directors, assigns each NEO an individual performance multiplier of between 50% and 150%. NEOs who consistently meet or exceed the requirements of their position, as determined by the Compensation Committee, receive an individual performance multiplier between 100% and 150%. NEOs who meet some, but not all, of the requirements of their position or for whom the Compensation Committee believes that improvement is needed receive an individual performance multiplier between 50% and 100%.
Fiscal Year 2021 APB Plan Attainment
In December 2021, the Compensation Committee and the independent directors reviewed Broadcom’s actual performance for Fiscal Year 2021 to determine the level of achievement for the corporate performance goals and the divisional goals, and to assign an individual performance multiplier for each of our executives.
Corporate Performance Component
For Fiscal Year 2021, we achieved revenue of $27,450 million and adjusted non-GAAP operating margin was 60.7%, both of which were above the pre-established maximum attainment levels of performance. See Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Revenue Performance Goal Attainment
Fiscal Year 2020 Revenue Achieved (in millions)	Fiscal Year 2021 Revenue Threshold Attainment Level (in millions)	Fiscal Year 2021 Revenue Target Attainment Level (in millions)	Fiscal Year 2021 Revenue Maximum Attainment Level (in millions)	Fiscal Year 2021 Revenue Achieved (in millions)
$23,888	$23,750	$25,000	$26,250	$27,450

Non-GAAP Operating Margin Performance Goal Attainment
Fiscal Year 2020 APB Plan Adjusted Non-GAAP Operating Margin Achieved	Fiscal Year 2021 Adjusted Non-GAAP Operating Margin Threshold Attainment Level	Fiscal Year 2021 Adjusted Non-GAAP Operating Margin Target Attainment Level	Fiscal Year 2021 Adjusted Non-GAAP Operating Margin Maximum Attainment Level	Fiscal Year 2021 Non-GAAP Operating Income Achieved (in millions)	Provisions or Accruals for Anticipated Payouts Under APB Plan (in millions)	Fiscal Year 2021 Adjusted Non- GAAP Operating Income Achieved (in millions)	Fiscal Year 2021 Adjusted Non-GAAP Operating Margin Achieved
56.5%	57.3%	58.3%	60.3%	$15,912	$764	$16,676	60.7%

Corporate Performance Attainment Level
Corporate Performance Goals	Actual Fiscal Year 2021 Performance (in millions)	As a % of Target Attainment	Weight	Weighted Attainment
Revenue	$27,450	150%	50%	75%
Adjusted non-GAAP Operating Margin	60.7%	150%	50%	75%
Total Attainment				150%
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COMPENSATION DISCUSSION AND ANALYSIS
Divisional Performance Components
The Compensation Committee determined each NEO’s divisional performance percentage based on the actual level of achievement of the pre-established goals by the division overseen by the NEO. In December 2021, the Compensation Committee determined that the NEO’s divisional goals had been achieved at the levels set forth in the table below under “Fiscal Year 2021 APB Plan Attainment and Payout Amounts.”
Individual Performance Multiplier
Due to the strong leadership and significant efforts of our NEOs in addressing the continued disruption in our normal business activities due to the ongoing COVID-19 pandemic, supply chain constraints and macroeconomic uncertainties, we achieved a 15% increase in our revenue year-over-year and increased our non-GAAP operating margin. The Compensation Committee, with input from our CEO, determined that each of our NEOs (other than our CEO) should receive an individual performance multiplier between 100 to 150%, with higher multipliers attributable to the NEOs’ leadership and efforts in growing our business and exceeding division targets while navigating the continued disruption in our business due to the COVID-19 pandemic, supply chain constraints and macroeconomic uncertainties.
The independent directors, based upon the recommendation of the Compensation Committee, determined that Mr. Tan should receive an individual performance multiplier of 150%. Mr. Tan successfully led and navigated Broadcom through many challenges in fiscal year 2021, including managing our business and workforce during the ongoing COVID-19 pandemic and addressing supply chain constraints and customer demands, and delivered strong financial and operational growth, resulting in a payout of 225% of his target bonus.
Fiscal Year 2021 APB Plan Attainment and Payout Amounts
Each of the corporate and divisional goals for our NEOs, and their respective weighting is set forth in the following table.

Name	Bonus Target Percent	Fiscal Year 2021 Bonus Goals	Fiscal Year 2021 Bonus Achievement	Fiscal Year 2021 Payout Amount in Dollars and as a Percentage of Base Salary Paid(1)
Hock E. Tan	200%	Revenue (50%)	150%
President and Chief Executive Officer		Adjusted non-GAAP Operating Margin (50%)	150%
		Fiscal Year 2021 Attainment	150%	$ 5,400,000	450.0%
Kirsten M. Spears	100%(2)	Revenue (25%)	150%
Chief Financial Officer and Chief Accounting Officer		Adjusted non-GAAP Operating Margin (25%)	150%
		Direct Expenses (50%)(3)	102%
		Fiscal Year 2021 Attainment	126%	$ 584,233	149.2%
Mark D. Brazeal	100%	Revenue (25%)	150%
Chief Legal and Corporate Affairs Officer		Adjusted non-GAAP Operating Margin (25%)	150%
		Direct Expenses (50%)(3)	112%
		Fiscal Year 2021 Attainment	131%	$ $818,750	163.8%
Charlie B. Kawwas, Ph.D.	100%	Revenue (50%)	150%
Chief Operating Officer		Adjusted non-GAAP Operating Margin (50%)	150%
		Fiscal Year 2021 Attainment	150%	$ 1,517,885	225.0%
Thomas H. Krause, Jr.	100%	Revenue (50%)	150%
President, Broadcom Software Group		Adjusted non-GAAP Operating Margin (50%)	150%
		Fiscal Year 2021 Attainment	150%	$ 1,011,923	150.0%

(1)    Includes the quantitative effect of our NEOs’ applicable individual performance multiplier.
(2)    Prior to her promotion to CFO, target bonus was 50%, which resulted in a pro-rated bonus target percent of 95% for Fiscal Year 2021.
(3)    Represents direct expenses of the division, as applicable.
Discretionary Cash Bonuses
Each year, the Compensation Committee may supplement or substitute the APB Plan payout earned by our NEOs with discretionary cash bonuses that are awarded based on our CEO’s recommendations (other than with respect to himself) and the Compensation Committee’s assessment of individual contributions. Discretionary cash bonuses were not awarded to our NEOs for Fiscal Year 2021.
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COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Incentive Compensation
Our equity awards serve as a long-term retention tool for our executives and are intended to reflect the value we place on their contribution to Broadcom. The philosophy behind our equity awards is to provide each executive with a strong incentive to remain with and build value in Broadcom over an extended period of time.
The Compensation Committee believes that an annual grant of PSU awards for our CEO and a combination of service-based RSU awards and PSU awards for our other executives further the objectives of our philosophy. Because the value of the service-based RSU awards fluctuates based on our stock price and the PSU awards motivate strategic financial performance improvement and maximize our stock price and TSR, our executives’ interests are closely aligned with our stockholders’ interests.
The Compensation Committee has historically granted equity awards under our annual equity program to our NEOs (other than our CEO) in March of each year, with 50% in the form of service-based RSU awards and 50% in the form of PSU awards.
Because our NEOs (other than our CEO) received the 2019 Multi-Year Equity Awards, they have not received since 2019 regular annual equity awards and will not receive regular annual equity awards until at least 2023. Accordingly, in Fiscal Year 2021, our NEOs (other than our CEO) were not granted regular annual equity awards under our annual equity program. However, our NEOs (other than our CEO) would be eligible to receive equity awards for outside the ordinary course of events related to promotions or retention. As described below, equity awards were granted to Ms. Spears, Dr. Kawwas and Mr. Krause in Fiscal Year 2021 in connection with their promotions, which increased their respective responsibilities. See the “Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Incentive Compensation” in our Proxy Statement filed with the SEC on February 18, 2020 for a detailed discussion of the Multi-Year Equity Awards.
Equity Awards Granted in Fiscal Year 2021
Annual Equity Incentive Award Grant to Mr. Tan
On December 8, 2020, the independent directors, in consultation with Compensia and upon the recommendation of the Compensation Committee, approved an annual PSU award for Mr. Tan (the “Tan Fiscal Year 2021 PSU Award”), contingent upon stockholder approval of our 2012 Plan that was obtained at the 2021 annual meeting on April 5, 2021. Mr. Tan was awarded this PSU award as part of his regular total annual direct compensation to maintain alignment of his interests with our stockholders interests and to encourage his retention, as well as to reflect the competitive talent market. Absent such award, Mr. Tan would no longer have had any unvested equity awards after June 2021.
Mr. Tan may earn up to 300% of the target number of shares based on our TSR performance as compared to the S&P 500 (“Relative TSR”) and our absolute TSR performance measured from November 2, 2020 to October 29, 2023 (the “Performance Period”), subject to his continued employment on the vesting date of October 29, 2023. However, as Mr. Tan has reached the age of 70, if he retires from Broadcom on or after the last day of Fiscal Year 2021, the Performance Period will end on the date of his retirement notice and vest on his retirement date. The number of shares earned will be determined by multiplying the target number of shares by the achievement factor (the “Achievement Factor”). In the event of Mr. Tan’s employment terminates due to his death or permanent disability prior to October 29, 2023, 100% of the Tan Fiscal Year 2021 PSU Award will automatically vest with respect to the target number of shares.
The table below sets forth the Relative TSR and the Achievement Factor for the Tan Fiscal Year 2021 PSU Award.

Relative TSR	Achievement Factor(1)
Below the 25th percentile of the S&P 500	0
At the 25th percentile of the S&P 500	0.25
At the 50th percentile of the S&P 500	1.0
At or above the 75th percentile of the S&P 500	3.0

(1)    If the Relative TSR achieved during the applicable performance period is between two of the levels set forth in the table above, the Achievement Factor will be determined using linear interpolation, except if Relative TSR for the performance period is less than the 25th percentile of the S&P 500, the Achievement Factor will be 0. If our absolute TSR is negative, then the maximum number of shares that may be earned is 100% of the target shares.
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COMPENSATION DISCUSSION AND ANALYSIS
The award value of the Tan Fiscal Year 2021 PSU Award approved by the independent directors was $25,000,000 and the number of target shares subject to the award was based on the closing stock price on December 15, 2020, the effective date of the award. However, the award value in the “Fiscal Year 2021 Summary Compensation Table” below is $54,056,808, which reflects the accounting grant date fair value under ASC 718 on April 5, 2021, when the stockholders approved the 2012 Plan and the actual grant date for accounting purposes. Several factors generally explain the difference, including: (i) Broadcom’s stock price increased from $418.06 on December 15, 2020, the effective date of the award, to $488.48 on April 5, 2021, the actual grant date; and (ii) Relative TSR is a “market-based measure” that requires the target number of shares to be valued using a Monte Carlo simulation model, which resulted in a higher value of the shares at the then-current price based on the plan design, including the potential achievement above target under the PSU award.
Promotion Equity Incentive Award Grants to Dr. Kawwas and Mr. Krause
On December 8, 2020, the Compensation Committee, in consultation with Compensia, approved promotion equity incentive awards for Dr. Kawwas and Mr. Krause, contingent upon stockholder approval of our 2012 Plan that was obtained at the 2021 annual meeting on April 5, 2021. Dr. Kawwas and Mr. Krause each received promotion equity incentive awards with a target market value of $15,000,000, consisting of 50% service-based RSU awards (the “Kawwas/Krause Promotion RSUs”) and 50% PSU awards at target (the “Kawwas/Krause Promotion PSUs” and, together with the Kawwas/Krause Promotion RSUs, the “Promotion Awards”), effective as of and based on the closing price of our common stock on December 15, 2020. The terms and amounts of the Promotion Awards were designed to align Dr. Kawwas’ and Mr. Krause’s long term equity incentive compensation to the competitive talent market and to reflect their increased responsibilities due to their promotions. The Compensation Committee does not anticipate granting Dr. Kawwas and Mr. Krause regular annual equity awards under our annual equity award program until at least 2023.
The Kawwas/Krause Promotion RSUs will vest over a three-year period, with one-third of the Kawwas/Krause Promotion RSUs vesting on each anniversary of December 15, 2020, subject to Dr. Kawwas’ or Mr. Krause’s (as applicable) continued employment on the relevant vesting dates. Dr. Kawwas and Mr. Krause may earn up to 200% of the target number of shares under their respective Kawwas/Krause Promotion PSUs based on our Relative TSR and absolute TSR measured over the period beginning on November 2, 2020 and ending on October 29, 2023, as determined by the Compensation Committee. The number of shares earned will be determined by multiplying the target number of shares by the Achievement Factor. Subject to Dr. Kawwas’ or Mr. Krause’s (as applicable) continued employment on the vesting date, the Kawwas/Krause Promotion PSUs will vest on October 29, 2023.
The table below sets forth the Relative TSR and Achievement Factor for the Kawwas/Krause Promotion PSUs.

Relative TSR	Achievement Factor(1)
Below the 25th percentile of the S&P 500	0
At the 25th percentile of the S&P 500	0.5
At the 50th percentile of the S&P 500	1.0
At or above the 75th percentile of the S&P 500	2.0

(1)    If the Relative TSR achieved during the applicable performance period is between two of the levels set forth in the table above, the Achievement Factor will be determined using linear interpolation, except if Relative TSR for the performance period is less than the 25th percentile of the S&P 500, the Achievement Factor will be 0. If our absolute TSR is negative, then the maximum number of shares that may be earned is 100% of the target shares.
The value of each of the Promotion Awards in the “Fiscal Year 2021 Summary Compensation Table” below is $20,115,046 because it is the accounting grant date fair value under ASC 718 on April 5, 2021, when the stockholders approved the 2012 Plan and the actual grant date for accounting purposes. The same factors provided above for the Tan Fiscal Year 2021 PSU Award explain the difference between the target market value approved by the Compensation Committee and the accounting grant date fair value.
Promotion Equity Incentive Award Grants to Ms. Spears
On December 8, 2020, the Compensation Committee, in consultation with Compensia, approved promotion equity incentive awards for Ms. Spears. Ms. Spears was granted a service-based RSU award for 13,000 shares (the “Spears Promotion RSUs”) and a PSU award for 13,000 shares (the “Spears Promotion PSUs”) at target on December 15, 2020. The terms and amounts of Ms. Spears’ promotion equity incentive awards were designed to align Ms. Spears long term equity incentive compensation to the competitive talent market and to reflect her increased responsibilities due to her
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COMPENSATION DISCUSSION AND ANALYSIS
promotion. The Compensation Committee does not anticipate granting Ms. Spears regular annual equity awards under our annual equity award program until at least 2023.
The Spears Promotion RSUs will vest over four years at a rate of 25% per year on each anniversary of the grant date, subject to Ms. Spears’ continued employment on the relevant vesting date. The Spears Promotion PSUs are earned based on our Relative TSR and our absolute TSR over four overlapping performance periods that begin on March 2, 2020 and end on March 1st of 2021, 2022, 2023 and 2024. The number of shares of common stock that may be earned is capped at 25% of the target number of shares for each of the first three performance periods. In the aggregate, Ms. Spears may earn up to 200% of the target number of shares, if at the end of the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 Index and our absolute TSR is not negative. No shares will be earned for a performance period if our Relative TSR is below the 25th percentile of the S&P 500 Index. The Spears Promotion PSUs vest on each anniversary of the grant date, subject to her continued employment on the relevant vesting date.
Within 60 days after the end of each performance period, the Compensation Committee will determine the number of shares by multiplying the target number of shares subject to the performance period (25% of the total target number of shares) by an Achievement Factor . The Achievement Factor is based on our Relative TSR for the performance period. For the fourth performance period the Achievement Factor is based on our Relative TSR, as well as the sum of the Achievement Factors for the first three performance periods (the “Prior Achievement Sum”). However, if our absolute TSR is negative for the fourth performance period, then the maximum number of shares of common stock that may be earned is 100% of the total target number of shares. If the Relative TSR is between two of the percentile levels, the number of shares earned will be determined using linear interpolation.
The table below sets forth the Relative TSR and Achievement Factor for the Spears Promotion PSUs.

Relative TSR	Achievement Factor
Performance Periods 1, 2 and 3
At the 50th Percentile of the S&P 500	1
At the 25th Percentile of the S&P 500	0.5
Below the 25th Percentile of the S&P 500	0
Performance Period 4
At the 75th Percentile of the S&P 500	Absolute TSR Negative = 4 less the Prior Achievement Sum Absolute TSR Neutral or Positive = 8 less the Prior Achievement Sum (not to exceed, in aggregate, 200% of the target number of shares)
At the 50th Percentile of the S&P 500	4 less the Prior Achievement Sum
At the 25th Percentile of the S&P 500	Prior Achievement Sum greater than or equal to 1.5=0.5 Prior Achievement Sum less than 1.5=2 less the Prior Achievement Sum
Below the 25th Percentile of the S&P 500	0
The table below sets forth the Relative TSR attainment and the number of shares earned by Ms. Spears under the Spears Promotion PSUs for the performance period ending March 1, 2021, as determined by the Compensation Committee, which vested on the first anniversary of the grant date on December 15, 2021.

Performance Period	2020-2021
Relative TSR Attainment	92nd Percentile
Percentage of Target Shares Earned	100%
Shares earned	3,250 shares

Achievement Factor	Performance Period Relative TSR Achieved
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COMPENSATION DISCUSSION AND ANALYSIS
For information about how the equity awards granted to our NEOs in Fiscal Year 2021 may accelerate in connection with certain terminations of their employment or a change in control of Broadcom, see “Executive Compensation – Severance and Change in Control Agreements with Named Executive Officers; Death and Permanent Disability Policies; Retirement” below.
PSU Awards Earned for the 2017-2021, 2018-2021, 2019-2021 and 2020-2021 Performance Periods
The PSU award granted to our CEO in Fiscal Year 2017 consisted of an aggregate of 168,000 shares, with the opportunity to earn up to 756,000 shares based on our Relative TSR and our absolute TSR, over two overlapping performance periods, consisting of one three-year performance period that ended in Fiscal Year 2020 (“Performance Period #1”) and one four-year performance period that ended in Fiscal Year 2021 (“Performance Period #2”). Following completion of each performance period, the independent directors confirmed the Relative TSR attained for the completed performance period and the shares earned under the PSU award. The table below sets forth the Relative TSR attainment and the number of shares earned by Mr. Tan under the PSU award for Performance Period #1 and Performance Period #2, as confirmed by the independent directors. Our absolute TSR was positive for both performance periods.

Performance Period	2017-2020	2017-2021
Relative TSR Attainment	60th Percentile	76th Percentile
Percentage of Target Shares Earned	181.95%	307.64%
Shares Earned	152,838 shares	363,996 shares

Percent of Target Shares	Performance Period Relative TSR Achieved
The PSU awards granted to our NEOs (other than our CEO) in Fiscal Years 2017, 2018 and 2019 are subject to four overlapping performance periods. Following completion of each performance period, the Compensation Committee confirms the Relative TSR attained, and the shares earned under the applicable PSU award pursuant to the following calculation:
The Fiscal Year 2017 PSU awards were subject to four overlapping performance periods that ended on each March 14th of 2018, 2019, 2020 and 2021. The table below sets forth the Relative TSR attainment and the number of shares earned under the PSU award for each completed performance period, as confirmed by the Compensation Committee. Our absolute TSR was positive for the fourth performance period.

Performance Period	2017-2018	2017-2019	2017-2020	2017-2021
Relative TSR Attainment	57th Percentile	67th Percentile	59th Percentile	83rd Percentile
Percentage of Target Shares Earned	100%	100%	100%	200%
Kirsten M. Spears	1,875 shares	1,875 shares	1,875 shares	9,375 shares
Mark D. Brazeal	3,125 shares	3,125 shares	3,125 shares	15,625 shares
Charlie B. Kawwas, Ph.D.	3,125 shares	3,125 shares	3,125 shares	15,625 shares
Thomas H. Krause, Jr.	3,125 shares	3,125 shares	3,125 shares	15,625 shares

Achievement Factor	Performance Period Relative TSR Achieved
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COMPENSATION DISCUSSION AND ANALYSIS
The Fiscal Year 2018 PSU awards are subject to four overlapping performance periods ending on each March 1st of 2019, 2020, 2021 and 2022. The table below sets forth the Relative TSR attainment and the number of shares earned for each complete performance period, as confirmed by the Compensation Committee.

Performance Period	2018-2019	2018-2020	2018-2021
Relative TSR Attainment	71st Percentile	64th Percentile	91st Percentile
Percentage of Target Shares Earned	100%	100%	100%
Kirsten M. Spears	1,250 shares	1,250 shares	1,250 shares
Mark D. Brazeal	1,625 shares	1,625 shares	1,625 shares
Charlie B. Kawwas, Ph.D.	1,875 shares	1,875 shares	1,875 shares
Thomas H. Krause, Jr.	2,000 shares	2,000 shares	2,000 shares

Achievement Factor	Performance Period Relative TSR Achieved
The PSU Multi-Year Awards that commenced vesting in Fiscal Year 2019 are subject to four overlapping performance periods ending on each March 1st of 2020, 2021, 2022 and 2023. The table below sets forth the Relative TSR attainment and the number of shares earned for the completed performance period, as confirmed by the Compensation Committee.

Performance Period	2019-2020	2019-2021
Relative TSR Attainment	48th Percentile	90th Percentile
Percentage of Target Shares Earned	95.76%	100%
Kirsten M. Spears	1,495 shares	1,562 shares
Mark D. Brazeal	1,795 shares	1,875 shares
Charlie B. Kawwas, Ph.D.	2,394 shares	2,500 shares
Thomas H. Krause, Jr.	2,394 shares	2,500 shares

Achievement Factor	Performance Period Relative TSR Achieved
The PSU Multi-Year Awards that commenced vesting in Fiscal Year 2020 are subject to four overlapping performance periods ending on each March 1st of 2021, 2022, 2023 and 2024. The table below sets forth the Relative TSR attainment and the number of shares earned for the completed performance period, as confirmed by the Compensation Committee.

Performance Period	2020-2021
Relative TSR Attainment	92nd Percentile
Percentage of Target Shares Earned	100%
Kirsten M. Spears	1,562 shares
Mark D. Brazeal	1,875 shares
Charlie B. Kawwas, Ph.D.	2,500 shares
Thomas H. Krause, Jr.	2,500 shares

Achievement Factor	Performance Period Relative TSR Achieved
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COMPENSATION DISCUSSION AND ANALYSIS
Additional Compensation Practices and Policies
Employee Stock Purchase Plan
Executives employed by our participating subsidiaries, including all of our NEOs, may also participate in our Employee Stock Purchase Plan (the “ESPP”). Our ESPP provides eligible employees with the opportunity to acquire Broadcom common stock through periodic payroll deductions, at a 15% discount, based on a six-month “look-back” period. Our ESPP is structured in the U.S. as a qualified plan under Section 423 of the Code. Our ESPP requires participants to hold their purchased shares of common stock for a minimum of six months after any purchase date, unless they cease to be eligible to participate in the ESPP in which case the shares of common stock become freely tradable, subject to applicable securities laws and our insider trading policy.
Other Compensation
The Compensation Committee provides modest perquisites and other personal benefits to our executives on a case-by-case basis. Typically, the Compensation Committee will provide a perquisite to an executive in limited circumstances, such as where it believes that such benefit is appropriate to assist in the performance of the executive’s duties, to make the executive more efficient and effective, and for recruitment, motivation, retention or security purposes. For example, in Fiscal Year 2021, Mr. Tan received reimbursement for travel to his residence in Pennsylvania and a car service for business-related travel in the San Francisco Bay Area, both of which were approved by the independent directors. For additional information on the perquisites and other personal benefits provided to our NEOs in Fiscal Year 2021, see the “Fiscal Year 2021 Summary Compensation Table” below.
Severance and Change in Control Benefits
The Compensation Committee believes that severance and change in control arrangements are important parts of the overall compensation program for our NEOs. Severance arrangements provide a stable work environment and are used primarily to attract and retain individuals with the requisite experience and ability to drive our success. Change in control provisions help to secure the continued employment and dedication of our NEOs, to reduce any concern that they might have regarding their own continued employment prior to or following a change in control of Broadcom and to promote continuity of management during a corporate transaction.
Each of our NEOs is eligible for severance and change in control payments and benefits under their respective severance benefit agreement, including vesting acceleration of the equity awards following a Covered Termination (as defined below under “Executive Compensation — Severance and Change in Control Agreements with Named Executive Officers; Death and Permanent Disability Policies; Retirement”) in connection with a change in control, which is commonly referred to as a “double trigger” provision. The Compensation Committee provides such payments and benefits to our NEOs based on its review of severance practices at the companies in our compensation peer group and as the result of arms’ length negotiations at the time our NEOs enter into employment with Broadcom, when they are requested to take on additional responsibilities, or from time to time if deemed necessary or desirable to achieve parity with other NEOs or otherwise. Further, we believe our double trigger change in control arrangements protects stockholder value by allowing us the opportunity to deliver a motivated management team to any potential acquirer. If we did not offer any such change in control arrangements, our NEOs could be less motivated to pursue a potential acquisition even if such a transaction would benefit our stockholders, due to the possibility that they would lose the potential value of their unvested equity compensation upon an acquisition.
For a summary of the material terms and conditions of these arrangements, as well as an estimate of the post-employment payments and benefits that our NEOs are eligible to receive, see “Executive Compensation – Severance and Change in Control Agreements with Named Executive Officers; Death and Permanent Disability Policies; Retirement” below.
Fiscal Year 2022 Compensation Actions
The Compensation Committee and the independent directors carefully considered the desirability of retaining and further incentivizing Mr. Tan to create additional value for our stockholders. They also considered the appropriate market value for the grant of equity awards to Mr. Tan in comparison to awards granted by our peer group companies and in connection with our corporate strategy. In light of these considerations, Mr. Tan was granted an annual PSU award that vests based on our Relative TSR and absolute TSR (the “Fiscal Year 2022 TSR PSU Award”) and PSU award that vests depending on the satisfaction of pre-approved metrics and milestones related to certain strategic objectives (the “Fiscal Year 2022 Strategic PSU Award”), as described below.
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COMPENSATION DISCUSSION AND ANALYSIS
In September 2021, the independent directors approved the Fiscal Year 2022 TSR PSU Award with a target value of $26,000,000 and effective as of and based on the closing price of our common stock on November 1, 2021. The target number of shares was determined by dividing the target value by the closing price of Broadcom’s common stock on November 1, 2021 (rounded down to the nearest share). Mr. Tan may earn up to 300% of the target number of shares based on our Relative TSR and absolute TSR performance measured over the period beginning on November 1, 2021 and ending on November 3, 2024 as confirmed by the independent directors and subject to Mr. Tan’s continued employment on the vesting date, November 3, 2024. However, if Mr. Tan retires from Broadcom on or after the last day of Fiscal Year 2022, the performance period will end on the date of his retirement notice and vest on his retirement date. If Mr. Tan’s employment terminates due to his death or permanent disability prior to November 3, 2024, 100% of the Fiscal Year 2022 TSR PSU Award will automatically vest with respect to the target number of shares.
In October 2021, the independent directors also approved the Fiscal Year 2022 Strategic PSU Award with a maximum value of $10,000,000 and effective as of and based on the closing price of our common stock on November 1, 2021. The maximum number of shares was determined by dividing the maximum value by the closing price of Broadcom’s common stock on November 1, 2021 (rounded down to the nearest share). Mr. Tan will not earn any shares unless the independent directors confirm in their sole discretion that all of the pre-approved metrics and milestones related to corporate strategy, acquisition strategy and leadership development are satisfied during the performance period from November 1, 2021 to October 30, 2022, in which case Mr. Tan will earn the maximum number of shares. Subject to Mr. Tan’s continued employment on the vesting date and achievement of the award’s performance goals, the Fiscal Year 2022 Strategic PSU Award will vest on October 30, 2022. If Mr. Tan’s employment terminates due to his death or permanent disability prior to October 30, 2022, 100% of the Fiscal Year 2022 Strategic PSU Award will automatically vest with respect to the maximum number of shares.
In December 2021, the Compensation Committee retained Meridian, as its independent compensation consultant to assume the role previously held by Compensia. The Compensation Committee has assessed the independence of Meridian pursuant to the six independence factors set forth in the SEC and Nasdaq rules and concluded that Meridian was independent and its work for the Compensation Committee did not raise any conflict of interest. Starting in Fiscal Year 2022, Meridian will provide consulting services to the Compensation Committee and the independent directors. The Compensation Committee has relied on Meridian to review management’s Fiscal Year 2021 annual assessment of compensation-related risks. Meridian will not provide any other services to Broadcom except advising the Compensation Committee and the independent directors on compensation-related matters.
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COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section included in this Proxy Statement, as required by Item 402(b) of Regulation S-K. Based upon such review and related discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the Annual Meeting and Broadcom’s Annual Report on Form 10-K for the Fiscal Year 2021.
COMPENSATION COMMITTEE
Harry L. You, Chairperson
Diane M. Bryant
Check Kian Low
Eddy W. Hartenstein

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EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Fiscal Year 2021 Summary Compensation Table
The following table sets forth information about compensation earned by our NEOs during Fiscal Years 2021, 2020 and 2019, except in the case of Ms. Spears who was not a NEO in Fiscal Year 2019. Our NEOs consist of our CEO, our CFO, and each of our three other most highly compensated executive officers serving at the end of Fiscal Year 2021.

Name and Principal Positions	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Hock E. Tan	2021	1,200,000	—	54,056,808(3)	5,400,000	46,819(4)	60,703,627
President and Chief Executive Officer	2020	1,171,154	—	—	2,452,930	71,768	3,695,852
	2019	1,100,000	—	—	1,202,281	64,607	2,366,888

Kirsten M. Spears(5)	2021	392,781	—	13,451,047	584,233	17,596(6)	14,445,657
Chief Financial Officer and Chief Accounting Officer	2020	332,964	—	—	187,205	16,904	537,073

Mark D. Brazeal(7)	2021	500,000	—	—	818,750	17,400(5)	1,336,150
Chief Legal and Corporate Affairs Officer	2020	485,577	455,062	—	544,938	43,490	1,529,067
	2019	450,000	—	12,804,863	285,436	16,800	13,557,099

Charlie B. Kawwas, Ph.D.(8)	2021	678,462	—	20,115,046(9)	1,517,885	17,400(5)	22,328,793
Chief Operating Officer	2020	496,691	—	—	518,478	17,100	1,032,269
	2019	488,529	—	17,073,150	351,418	16,800	17,929,897

Thomas H. Krause, Jr.(10)	2021	678,462	—	20,115,046(9)	1,011,923	17,400(5)	21,822,831
President, Broadcom Software Group	2020	471,154	—	—	527,638	17,100	1,015,892
	2019	400,000	—	17,073,150	355,443	16,800	17,845,393

(1)    Represents the grant date fair value of service-based RSU awards and PSU awards, determined in accordance with ASC 718. Although the 2019 Multi-Year Equity Awards have four staggered vesting start dates of March 15, 2019, 2020, 2021 and 2022, under ASC 718 we were required to include the grant date fair value of all the 2019 Multi-Year Equity Awards in Fiscal Year 2019. As the PSU awards are not subject to performance conditions as defined under ASC 718, the maximum grant date fair values for such awards do not differ from the values presented in this table. The amounts in this column do not reflect compensation actually received by the NEOs or the actual value that may be recognized by the NEOs. For a discussion of the valuation assumptions used in the calculations, see Note 2 to the Consolidated Financial Statements included in Part II, Item 8 of our 2021 Annual Report filed with the SEC on December 17, 2021.
(2)    Represents amounts paid under the APB Plan for each fiscal year. See the plan description in “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Cash Incentive Bonus Plan” above.
(3)    Although the stock grant approved by the independent directors has a December 15, 2020 effective date, the stock award was contingent upon stockholder approval of the 2012 Plan at the 2021 annual meeting. The amount represents the value of the stock award as of April 5, 2021, the date when the stockholders approved the 2012 Plan. Target market value of the stock award was $25,000,000 when approved by the independent directors.
(4)    Represents $2,020 in expense reimbursements for travel to Mr. Tan’s residence in Pennsylvania, $17,400 401(k) plan employer matching contribution and $27,400 for car service.
(5)    Ms. Spears was promoted to Chief Financial Officer on December 10, 2020.
(6)    Represents 401(k) plan employer matching contributions.
(7)    Following the end of Fiscal Year 2021, Mr. Brazeal was promoted to Chief Legal and Corporate Affairs Officer.
(8)    Dr. Kawwas was promoted to Chief Operating Officer on December 10, 2020.
(9)    Although the stock grants approved by the Compensation Committee has a December 15, 2020 effective date, the stock awards were contingent upon stockholder approval of the 2012 Plan at the 2021 annual meeting. The amount represents the accounting value of the stock awards as of April 5, 2021, the date when the stockholders approved the 2012 Plan. Target market value of the stock awards was $15,000,000 when approved by the Compensation Committee.
(10)    Mr. Krause served as our Chief Financial Officer until his promotion to President, Infrastructure Software Group on December 10, 2020. In August 2021, Infrastructure Software Group changed its name to Broadcom Software Group.

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Fiscal Year 2021 Grants of Plan-Based Awards Table
The following table sets forth information regarding grants of plan-based awards during Fiscal Year 2021 to each of our NEOs. All equity awards were granted under the 2012 Plan, unless otherwise noted.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Approval Date(1)	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Hock E. Tan			300,000	2,400,000	5,400,000
	12/09/20	04/05/21				14,950 (4)	59,800(4)	179,400(4)		54,056,808

Kirsten M. Spears			23,191	371,057	751,390
	12/08/20	12/15/20				1,625(5)	13,000(5)	26,000(5)		8,483,357
	12/08/20	12/15/20							13,000(6)	4,967,690

Mark D. Brazeal			31,250	500,000	1,012,500

Charlie B. Kawwas, Ph.D.			84,327	674,615	1,517,885
	12/08/20	04/05/21				8,970 (7)	17,940(7)	35,880(7)		11,738,860
	12/08/20	04/05/21							17,940 (8)	8,376,186

Thomas H. Krause, Jr.			84,327	674,615	1,517,885
	12/08/20	04/05/21				8,970 (7)	17,940(7)	35,880(7)		11,738,860
	12/08/20	04/05/21							17,940(8)	8,376,186

(1)    The approval date represents the date on which the equity award was approved by the Compensation Committee or the independent directors, as applicable. The grant date is determined in accordance with ASC 718. Awards in this table with a grant date listed as April 5, 2021 were granted effective as of December 15, 2020 but contingent upon stockholder approval of the 2012 Plan at the 2021 annual meeting.
(2)    Represents potential payouts under the APB Plan for Fiscal Year 2021. Target bonus amounts were as follows, in each case, as a percentage of eligible earnings: Mr. Tan 200%, Ms. Spears 95% (represents pro-rated percentage due to her promotion on December 10, 2020), Mr. Brazeal 100%, Dr. Kawwas 100% and Mr. Krause 100%. The threshold amounts for Mr. Tan, Dr. Kawwas and Mr. Krause was 12.5% of their respective target bonus amounts, calculated based on the achievement of a single corporate goal at 50% of the target for such goal and with the individual performance multiplier of 50%. The threshold amount for each of Ms. Spears and Mr. Brazeal was 6.25% of their respective target bonus amounts, calculated based on the achievement of a single corporate or divisional goal at 25% of the target for such goal and with the individual performance multiplier of 50%. The maximum bonus payable was 225% of the target bonus amount for Mr. Tan, Dr. Kawwas and Mr. Krause, which assumes maximum (150%) performance for each corporate goal and with the individual performance multiplier of 150%.The maximum bonus payable was 202.5% of the target bonus amount for each of Ms. Spears and Mr. Brazeal, which assumes maximum (150%) performance for each corporate goal and maximum (120%) performance for their divisional goals and with the maximum individual performance multiplier of 150%.
(3)     Represents the grant date fair value of the equity awards, as determined in accordance with ASC 718. For a discussion of the valuation assumptions used in the calculations, see Note 2 to the Consolidated Financial Statements included in Part II, Item 8 of our 2021 Annual Report filed with the SEC on December 17, 2021.
(4)     Represents a PSU award earned based on our Relative TSR and absolute TSR performance measured over the period beginning on November 2, 2020 and ending on October 29, 2023, as determined by the independent directors and subject to Mr. Tan’s continued employment on the vesting date of October 29, 2023. In the aggregate, Mr. Tan may earn up to 300% of the target number of shares if our Relative TSR is at or above the 75th percentile of the S&P 500 Index and absolute TSR is not negative, provided that no shares will be earned if our Relative TSR is below the 25th percentile of the S&P 500 Index. However, as Mr. Tan has reached the age of 70, if he retires from Broadcom on or after the last day of Fiscal Year 2021, the performance period will end on the date of his retirement notice and vest on his retirement date. In the event Mr. Tan’s employment terminates due to his death or permanent disability prior to October 29, 2023, 100% of the PSU award will automatically vest with respect to the target number of shares.
(5)    Represents a PSU award earned based on our Relative TSR and absolute TSR over four overlapping performance periods that begin on March 2, 2020 and end on March 1 of 2021, 2022, 2023 and 2024, as determined by the Compensation Committee. The number of shares that may be earned is capped at 25% of the target number of shares for each of the first three performance periods. In the aggregate, Ms. Spears may earn up to 200% of the target number of shares if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 Index and our absolute TSR is not negative, provided that no shares will be earned for a performance period if our Relative TSR is below the 25th percentile of the S&P 500 Index. This PSU award will vest on each anniversary of the grant date, subject to Ms. Spears’ continued employment as of the vesting dates.
(6)    Represents a service-based RSU award that will vest over four years at a rate of 25% per year on each anniversary of the grant date, subject to Ms. Spears’ continued employment on the relevant vesting dates.
(7)    Represents PSU awards earned based on our Relative TSR and absolute TSR measured over the period beginning on November 2, 2020 and ending on October 29, 2023, as determined by the Compensation Committee, subject to the NEO’s continued employment on the vesting date of October 29, 2023. In the aggregate, the NEO may earn up to 200% of the target number of shares if our Relative TSR is at or above the 75th percentile of the S&P 500 Index and our absolute TSR is not negative, provided that no shares will be earned if our Relative TSR is below the 25th percentile of the S&P 500 Index.
(8)    Represents service-based RSU awards that will vest over three years at a rate of one-third on each anniversary of December 15, 2020, subject to the NEO’s continued employment on the relevant vesting dates.
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Fiscal Year 2021 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information about stock options and RSU awards outstanding on October 31, 2021, the last day of Fiscal Year 2021, held by each of our NEOs.

		Stock Awards(1)
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Market Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)	2019 Multi-Year Equity Award Vest Start Date
Hock E. Tan	04/05/21	—	—	179,400(3)	95,381,598

Kirsten M. Spears	12/15/17	750(4)	398,753	—	—
	03/15/18	1,250(4)	664,588	6,250(5)	3,322,938
	01/15/19	3,124(6)	1,660,937	9,443(7)	5,020,560	03/15/19
	01/15/19	4,687(6)	2,491,937	10,938(8)	5,815,406	03/15/20
	01/15/19	6,250(6)	3,322,938	6,250(9)	3,322,938	03/15/21
	01/15/19	6,250(6)	3,322,938	6,250(10)	3,322,938	03/15/22
	12/15/20	13,000(4)	6,911,710	26,000(11)	13,823,420

Mark D. Brazeal	12/15/17	750(4)	398,753	—	—
	03/15/18	1,625(4)	863,964	8,125(5)	4,319,819
	01/15/19	3,750(6)	1,993,763	11,330(7)	6,023,821	03/15/19
	01/15/19	5,625(6)	2,990,644	13,125(8)	6,978,169	03/15/20
	01/15/19	7,500(6)	3,987,525	7,500(9)	3,987,525	03/15/21
	01/15/19	7,500(6)	3,987,525	7,500(10)	3,987,525	03/15/22

Charlie B. Kawwas, Ph.D.	12/15/17	1,250(4)	664,588	—	—
	03/15/18	1,875(4)	996,881	9,375(5)	4,984,406
	01/15/19	5,000(6)	2,658,350	15,106(7)	8,031,407	03/15/19
	01/15/19	7,500(6)	3,987,525	17,500(8)	9,304,225	03/15/20
	01/15/19	10,000(6)	5,316,700	10,000(9)	5,316,700	03/15/21
	01/15/19	10,000(6)	5,316,700	10,000(10)	5,316,700	03/15/22
	04/05/21	17,940(12)	9,538,160	35,880(13)	19,076,320

Thomas H. Krause, Jr.	12/15/17	1,250(4)	664,588	—	—
	03/15/18	2,000(4)	1,063,340	10,000(5)	5,316,700
	01/15/19	5,000(6)	2,658,350	15,106(7)	8,031,407	03/15/19
	01/15/19	7,500(6)	3,987,525	17,500(8)	9,304,225	03/15/20
	01/15/19	10,000(6)	5,316,700	10,000(9)	5,316,700	03/15/21
	01/15/19	10,000(6)	5,316,700	10,000(10)	5,316,700	03/15/22
	04/05/21	17,940(12)	9,538,160	35,880(13)	19,076,320

(1)    The awards shown in these columns are awards granted under our Avago Technologies Limited 2009 Equity Incentive Plan (“Avago Plan”) unless otherwise noted.
(2)    The amounts shown in this column represent the number of shares of common stock that have not vested multiplied by $531.67, the closing price per share of common stock on October 29, 2021, the last trading day of Fiscal Year 2021.
(3)    Represents a PSU award granted under our 2012 Plan, based on attainment of the maximum performance level, given that the level of performance through October 31, 2021 is tracking above target. This PSU award is earned based on our Relative TSR and absolute TSR performance measured over the period beginning on November 2, 2020 and ending on October 29, 2023, as determined by the independent directors and subject to Mr. Tan’s continued employment on the vesting date of October 29, 2023. In the aggregate, Mr. Tan may earn up to 300% of the target number of shares if our Relative TSR is at or above the 75th percentile of the S&P 500 Index and our absolute TSR is not negative, provided that no shares will be earned for a performance period if our Relative TSR is not at or above the 25th percentile of the S&P 500 Index. However, as Mr. Tan has reached the age of 70, if he retires from Broadcom on or after the last day of Fiscal Year 2021, the performance period will end on the date of his retirement notice and vest on his retirement date.
(4)    Represents service-based RSU awards that vest at a rate of 25% per year on each anniversary of the grant date, subject to the NEO’s continued employment through the applicable vesting date. The grant on December 15, 2020 to Ms. Spears was made under the LSI Corporation 2003 Equity Incentive Plan (the “LSI Plan”).
(5)    Represents a PSU award based on attainment of the maximum performance level, given that the level of performance through October 31, 2021 is tracking at above target. The PSU award will vest at a rate of 25% per year on each anniversary of the grant date, subject to the NEO’s continued employment through the applicable vesting date and subject to the achievement of specified performance goals over each performance period, as determined by the Compensation Committee within 60 days following the end of each performance period. The performance criteria is based on our Relative TSR over four performance periods beginning on March 2, 2018 and ending on each of March 1 of 2019, 2020, 2021 and 2022. The number of shares that may be earned is capped at one-quarter of the target number of shares for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares, if during the fourth performance period our Relative
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TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative, provided that no shares will be earned for a performance period if our Relative TSR is not at or above the 25th percentile of the S&P 500 Index. Our Relative TSR for the first performance period was at the 71st percentile, for the second performance period was the 64th percentile, and for the third performance period was at the 91st percentile and, as a result, 25% of the PSU award was earned in each Fiscal Year 2019, Fiscal Year 2020 and Fiscal Year 2021, respectively. The amounts shown in the table reflect the shares that may be earned with respect to the remaining performance period.
(6)    Represents a service-based RSU Multi-Year Award that will vest at a rate of 25% per year on each anniversary of the applicable vesting start date, subject to the NEO’s continued employment through the relevant vesting date. The 2019 Multi-Year Equity Awards have staggered vesting start dates of March 15, 2019, 2020, 2021 and 2022.
(7)    Represents a PSU Multi-Year Award based on attainment of the maximum performance level, given that the level of performance through October 31, 2021 is tracking at above target. The PSU award will vest at a rate of 25% per year on each anniversary of the March 15, 2019, subject to the NEO’s continued employment through the applicable vesting date and subject to the achievement of specified performance goals over each performance period, as determined by the Compensation Committee within 60 days following the end of each performance period. The performance criteria is based on our Relative TSR over four performance periods beginning on March 2, 2019 and ending on each of March 1 of 2020, 2021, 2022 and 2023. The number of shares that may be earned is capped at one-quarter of the target number of shares for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 Index and our absolute TSR is not negative, provided that no shares will be earned for a performance period if our Relative TSR is not at or above the 25th percentile of the S&P 500 Index. Our Relative TSR for the first performance period was at the 48th percentile and for the second performance period was at the 90th percentile and, as a result, 23.9% and 25% of the PSU award was earned in Fiscal Year 2020 and Fiscal Year 2021, respectively. The amounts shown in the table reflect the shares that may be earned with respect to the remaining performance periods.
(8)    Represents a PSU Multi-Year Award based on attainment of the maximum performance level, given that the level of performance through October 31, 2021 is tracking at above target. The PSU award will vest at a rate of 25% per year on each anniversary of March 15, 2020, subject to the NEO’s continued employment through the applicable vesting date and subject to the achievement of specified performance goals over each performance period, as determined by the Compensation Committee within 60 days following the end of each performance period. The performance criteria is based on our Relative TSR over four performance periods beginning on March 2, 2020 and ending on each of March 1 of 2021, 2022, 2023 and 2024. The number of shares that may be earned is capped at one-quarter of the target number of shares for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 Index and our absolute TSR is not negative, provided that no shares will be earned for a performance period if our Relative TSR is not at or above the 25th percentile of the S&P 500 Index. Our Relative TSR for the first performance period was at the 92nd percentile and, as a result, 25% was earned in Fiscal Year 2021. The amounts shown in the table reflect the shares that may be earned with respect to the remaining performance periods.
(9)    Represents a PSU Multi-Year Award based on attainment of the target performance level, given that the level of performance through October 31, 2021 is tracking at below target. The PSU award will vest at a rate of 25% per year on each anniversary of March 15, 2021, subject to the NEO’s continued employment through the applicable vesting date and subject to the achievement of specified performance goals over each performance period, as determined by the Compensation Committee within 60 days following the end of each performance period. The performance criteria is based on our Relative TSR over four performance periods beginning on March 2, 2021 and ending on each of March 1 of 2022, 2023, 2024 and 2025. The number of shares that may be earned is capped at one-quarter of the target number of shares for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares for each PSU award, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 Index and our absolute TSR is not negative, provided that no shares will be earned for a performance period if our Relative TSR is not at or above the 25th percentile of the S&P 500 Index.
(10)    Represents a PSU Multi-Year Award based on attainment of the target performance level, given that the level of performance through October 31, 2021 is tracking at below target. The PSU award will vest at a rate of 25% per year on each anniversary of March 15, 2022, subject to the NEO’s continued employment through the applicable vesting date and subject to the achievement of specified performance goals over each performance period, as determined by the Compensation Committee within 60 days following the end of each performance period. The performance criteria is based on our Relative TSR over four performance periods beginning on March 2, 2022 and ending on each of March 1 of 2023, 2024, 2025 and 2026. The number of shares that may be earned is capped at one-quarter of the target number of shares for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares for each PSU award, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 Index and our absolute TSR is not negative, provided that no shares will be earned for a performance period if our Relative TSR is not at or above the 25th percentile of the S&P 500 Index.
(11)    Represents a PSU award granted under the LSI Plan based on the attainment of the maximum performance level, given that the level of performance through October 31, 2021 is tracking above target. The PSU award will vest at a rate of 25% per year on each anniversary of the grant date, subject to Ms. Spears’ continued employment through the applicable vesting date and subject to the achievement of specified performance goals over each performance period, as determined by the Compensation Committee within 60 days following the end of each performance period. The performance criteria is based on our Relative TSR over four performance periods beginning on March 2, 2020 and ending on each of March 1 of 2021, 2022, 2023 and 2024. The number of shares that may be earned is capped at one-quarter of the target number of shares for each of the first three performance periods. In the aggregate, Ms. Spears may earn up to 200% of the target number of shares, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 Index and our absolute TSR is not negative, provided that no shares will be earned for a performance period if our Relative TSR is below the 25th percentile of the S&P 500 Index.
(12)    Represents service-based RSU awards granted under our 2012 Plan that vest at a rate of one-third per year on each anniversary of December 15, 2020, subject to the NEO’s continued employment through the applicable vesting dates.
(13)    Represents PSU awards granted under our 2012 Plan based on attainment of the maximum performance level, given that the level of performance through October 31, 2021 is tracking above target. This PSU is earned based on our Relative TSR and absolute TSR measured over the period beginning on November 2, 2020 and ending on October 29, 2023, as determined by the Compensation Committee, subject to the NEO’s continued employment on the vesting date of October 29, 2023. In the aggregate, the NEO may earn up to 200% of the target number of shares if our Relative TSR is at or above the 75th percentile of the S&P 500 Index and our absolute TSR is not negative, provided that no shares will be earned if our Relative TSR is below the 25th percentile of the S&P 500 Index.
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EXECUTIVE COMPENSATION
Fiscal Year 2021 Option Exercises and Stock Vested Table
The following table sets forth information regarding the exercise of stock options and the vesting of service-based RSU awards during Fiscal Year 2021 for each of our NEOs. Stock option award value realized is calculated by multiplying the number of stock options exercised by the aggregate sale price, less the aggregate exercise price of the exercised stock options. RSU award value realized is calculated by multiplying the number of shares of common stock shown in the table by the closing market price of our shares of common stock, as reported on the Nasdaq Global Select Market, on the date the service-based RSU awards vested. Value Realized on Exercise and Value Realized on Vesting represent long-term gain over multiple years of service by the NEO and are not considered as part of a NEO’s Fiscal Year 2021 compensation.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Hock E. Tan	312,500	109,260,734	365,498	172,131,921
Kirsten M. Spears	—	—	21,500	10,042,490
Mark D. Brazeal	—	—	30,250	14,374,323
Charlie B. Kawwas, Ph.D.	—	—	35,000	16,345,175
Thomas H. Krause, Jr.	—	—	40,250	18,330,368

(1)    These shares include shares vested under service-based RSU awards and PSU awards granted in Fiscal Year 2017, Fiscal Year 2018 and Fiscal Year 2019.
Severance and Change in Control Agreements with Named Executive Officers; Death and Permanent Disability Policies; Retirement
Severance Benefit Agreements — General Terms
In Fiscal Year 2021 each of our NEOs was party to a severance benefits agreement with Broadcom (as may be amended or restated from time to time, a “severance benefit agreement”). In December 2020, we amended and restated the severance benefit agreements with each of Messrs. Tan and Krause and Dr. Kawwas.
These severance benefits agreements provide each NEO with severance payments and other benefits in the event termination of employment is without cause, due to death or permanent disability or for “good reason,” as such terms are defined in the severance benefits agreements (a “Covered Termination”), provided that the NEO timely executes a general release of claims in Broadcom’s favor.
If a Covered Termination takes place within 12 months following (or in the case of Mr. Tan, within three months prior to or 12 months following) a “change in control” (as defined in the severance benefits agreement) of Broadcom, Broadcom must provide the NEO with:

Name	Continued Base Salary	Bonus(1)	Health Benefits Continuation Coverage	Equity Award Vesting Acceleration(2)
Hock E. Tan	24 months	200%	—	100%
Kirsten M. Spears	12 months	100%	12 months	100%
Mark D. Brazeal	12 months	100%	12 months	100%
Charlie B. Kawwas, Ph.D.	12 months	100%	12 months	100%
Thomas H. Krause, Jr.	12 months	100%	12 months	100%

(1)    Bonus payments are calculated using the lesser of the NEO’s prior year’s actual bonus or target bonus.
(2)    The NEO will receive full acceleration of all outstanding service-based RSU awards and acceleration of outstanding PSU awards, after giving effect to any deemed satisfaction of performance goals in accordance with this footnote (2).
Effective Fiscal Year 2021, for Messrs. Tan and Krause, Ms. Spears and Dr. Kawwas, except as otherwise provided in an applicable award agreement, for PSU awards for which the performance period has not been completed, the performance goals will be deemed met at target levels. For Mr. Brazeal, the performance goals applicable to his PSU awards will be deemed satisfied up to 100% in the discretion of our Board, based on Broadcom’s performance through the date of the change in control. The severance benefit agreements for Messrs. Tan, Brazeal, Krause and Dr. Kawwas also contain alternative language that would apply to PSU awards that vest based on share price contingencies, but no such awards were outstanding as of October 31, 2021.
Under the terms of the Tan Fiscal Year 2021 PSU Award, the Kawwas/Krause Promotion PSUs and the Spears Promotion PSUs, the performance goals will be based on Broadcom’s performance through a date within 10 days prior to the change in control and the Achievement Factor will be calculated on a date before the change in control, as determined by the plan administrator of the 2012 Plan.
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If a Covered Termination takes place other than in connection with a “change in control” (as defined in the severance benefits agreement) of Broadcom, Broadcom must provide the NEO with:

Name	Continued Base Salary	Bonus(1)	Health Benefits Continuation Coverage	Cash Payments in Exchange for Equity Cancellation(2)
Hock E. Tan	12 months	100%	—	—
Kirsten M. Spears	9 months	50%	6 months	—
Mark D. Brazeal	9 months	50%	6 months	—
Charlie B. Kawwas, Ph.D.(2)	9 months	50%	6 months	18 months acceleration
Thomas H. Krause, Jr.(2)	9 months	50%	6 months	18 months acceleration

(1)    Bonus payments are calculated using the lesser of the NEO’s prior year’s actual bonus or prior year’s target bonus.
(2)     If termination of employment without “cause” or for “good reason” occurs during the Continuation Period (as defined below), the NEO will receive a lump sum cash amount shortly after their release of claims becomes effective and irrevocable equal to: (x) that number of shares that would have vested under the Kawwas/Krause Promotion RSUs and PSUs had the NEO remained continuously employed by Broadcom for an additional 18 months following his termination, with the performance goals deemed met at target performance, multiplied by (y) the closing price of Broadcom common stock on the date his employment terminates (or, if there is no closing price on such date, then the closing price on the last preceding trading date).
The definition of “good reason” generally means any of the following, subject to certain notice and cure period provisions: (A) a material reduction in the NEO’s salary (other than as part of a broad salary reduction program instituted because Broadcom is in financial distress); (B) a substantial reduction in the NEO’s duties and responsibilities; (C) the elimination or reduction of the NEO’s eligibility to participate in Broadcom’s benefit programs that is inconsistent with the eligibility of our executives to participate therein; (D) Broadcom informs the NEO of its intention to transfer the NEO’s primary workplace to a location that is more than 50 miles from the location of the NEO’s primary workplace as of such date; (E) Broadcom’s material breach of the severance benefits agreement that is not cured within 60 days written notice thereof; and (F) any serious chronic mental or physical illness of the NEO or a member of the NEO’s family that requires the NEO to terminate their employment because of substantial interference with the NEOs duties; provided, that at Broadcom’s request the NEO provides Broadcom with a written physician’s statement confirming the existence of such mental or physical illness. For each of Dr. Kawwas and Mr. Krause, a termination during the period between and inclusive of December 10, 2020 and December 15, 2023 (such period, the “Continuation Period”) for “good reason” also includes: (A) an adverse change or reduction in either (i) their position, title, reporting responsibilities or duties or (ii) compensation, or (B) being required to report to anyone other than our CEO or the Board.
Acceleration of Equity Awards in the Event of Death or Permanent Disability
Upon an executive’s death or permanent disability, Broadcom’s Death and Permanent Disability Policies, updated in June 2021, provide for the full acceleration of vesting of the executive’s outstanding and unvested equity awards that have started vesting and would otherwise vest solely based on the executive’s continued service, including PSU awards for which the performance criteria have been met as of the date of such death or permanent disability. Under such circumstances, any PSU awards held by executives with performance periods that have started but not ended will have their performance goals deemed achieved at 100% of target levels, with all other terms and conditions deemed met. However, pursuant to the terms of the 2019 Multi-Year Equity Awards, holders are not entitled to full acceleration of vesting of these awards except with respect to those awards for which the vesting start date has already occurred at the time of the applicable executive’s death or disability. The Death Policy applies to all of our employees, directors and other service providers, including the NEOs, while the Permanent Disability Policy applies to (i) any officer of Broadcom, as such term is defined in Exchange Act Rule 16a-1 and (ii) any member of the CEO’s executive staff, including the NEOs, as determined by the CEO. The benefits provided under the Death and Permanent Disability Policies are intended to be additive to any benefits a NEO becomes entitled to under any other policy, program, plan or agreement (including severance benefit agreements), generally unless the Board, the Compensation Committee or the Policy Committee (as defined in the applicable policy) determines otherwise.
Retirement
As Mr. Tan has reached the age of 70, if he retires from Broadcom on or after the last day of Fiscal Year 2021, the performance period for the Tan Fiscal Year 2021 PSU Award will end on the date of his retirement notice and vest on his retirement date, subject to achievement of the performance goals. Such retirement notice must be provided at least 30 days prior to Mr. Tan’s retirement date for the Tan Fiscal Year 2021 PSU Award to vest in accordance with this paragraph. If Mr. Tan had provided retirement notice on October 1, 2021 and retired effective October 31, 2021, 98,227 shares
50    2022 Proxy Statement

EXECUTIVE COMPENSATION
subject to the Tan Fiscal Year 2021 PSU Award would have vested and the value of such acceleration would have been $52,224,349, based on a per share price of $531.67, which was the closing price per share of Broadcom common stock on October 29, 2021.
Potential Payments and Benefits upon Certain Terminations of Employment in Connection with a Change in Control
The following table reflects the potential payments and benefits to which our NEOs would be entitled under their severance benefits agreements and equity award agreements in effect as of the end of Fiscal Year 2021 in the event of a Covered Termination taking place within 12 months following a change in control of Broadcom (or in the case of Mr. Tan three months before or 12 months following a change in control of Broadcom). The amounts presented in the table assume an employment termination date and a change in control date of October 31, 2021 and that all eligibility requirements contemplated by the NEO’s respective agreements and our policies and practices, as applicable, were met.

Name	Cash Severance Base Salary ($)	Cash Severance Bonus ($)	Health Benefits Continuation Coverage ($)(1)	Value of RSU/PSU Acceleration ($)	Total ($)
Hock E. Tan	2,400,000	4,800,000	—	51,712,351(2)	58,912,351
Kirsten M. Spears	400,000	166,482	23,800	36,872,910(3)	37,463,192
Mark D. Brazeal	500,000	500,000	23,285	30,053,178(3)	31,076,464
Charlie B. Kawwas, Ph.D.	700,000	500,000	23,800	61,338,768(3)	62,562,568
Thomas H. Krause, Jr.	700,000	500,000	23,449	61,737,520(3)	62,960,969

(1)    Represents the cost of our subsidized continued healthcare benefits based on our current costs to provide such coverage.
(2)    This amount includes the number of shares subject to the Tan Fiscal Year 2021 PSU Award for which the performance goals have been deemed satisfied based on Broadcom’s actual performance immediately prior to October 31, 2021, multiplied by $531.67, the closing price per share of Broadcom common stock on October 29, 2021, the last trading day of Fiscal Year 2021.
(3)    This amount includes the number of shares subject to (a) service-based RSU awards; and (b) PSU awards for which the performance goals have been deemed satisfied based on Broadcom’s actual performance immediately prior to October 31, 2021, in each case multiplied by $531.67, the closing price per share of Broadcom common stock on October 29, 2021.
Potential Payments and Benefits upon Certain Terminations of Employment
The following table reflects the potential payments and benefits to which our NEOs would be entitled under their severance benefits agreements in effect as of the end of Fiscal Year 2021, in the event of a Covered Termination taking place not in connection with a change in control of Broadcom. The amounts presented in the table assume an employment termination date of October 31, 2021 and that all eligibility requirements contemplated by the NEO’s respective agreements and our policies and practices, as applicable, were met.

Name	Cash Severance Base Salary ($)	Cash Severance Bonus ($)	Health Benefits Continuation Coverage ($)(1)	Cash Payments in Exchange for Equity Cancellation ($)(2)	Total ($)
Hock E. Tan	1,200,000	2,400,000	—	—	3,600,000
Kirsten M. Spears	300,000	83,241	11,900	—	395,141
Mark D. Brazeal	375,000	250,000	11,643	—	636,643
Charlie B. Kawwas, Ph.D.	525,000	250,000	11,900	27,625,573	28,412,473
Thomas H. Krause, Jr.	525,000	250,000	11,724	27,758,491	28,545,215

(1)    Represents the cost of the subsidized continued healthcare benefits based on the current costs to provide such coverage.
(2)     This amount includes the number of shares that would have vested under the Kawwas/Krause Promotion RSUs and PSUs had the NEO remained continuously employed by Broadcom for an additional 18 months following his termination on October 31, 2021, with any applicable performance conditions deemed to have been achieved at target performance, multiplied by $531.67, the closing price per share of Broadcom common stock on October 29, 2021.
Broadcom Inc.    51

EXECUTIVE COMPENSATION
Potential Payments under our Death and Permanent Disability Policies
The following table reflects the additional potential payments and benefits to which our NEOs would be entitled under the Death and Permanent Disability Policies in effect as of October 31, 2021, in the event of death or permanent disability. The amounts presented in the table assume a termination of employment date of October 31, 2021 and that all eligibility requirements contemplated by the Death and Permanent Disability Policies were met.

Name	Value of RSU/PSU Acceleration ($)(1)
Hock E. Tan	31,793,866
Kirsten M. Spears	30,503,503
Mark D. Brazeal	20,070,543
Charlie B. Kawwas, Ph.D.	45,659,820
Thomas H. Krause, Jr.	45,792,737

(1)    The amounts represent the number of shares issued upon full acceleration of each service-based RSU award that has begun vesting and each PSU award for which the performance period has begun with the performance goals deemed achieved at target performance levels, multiplied by $531.67, the closing price per share of Broadcom common stock on October 29, 2021.

52    2022 Proxy Statement

CEO PAY RATIO
CEO PAY RATIO
In accordance with SEC rules, Broadcom is providing the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees (the “Ratio”). For Fiscal Year 2021, the annual total compensation of our CEO, as reported in the “Fiscal Year 2021 Summary Compensation Table,” is $60,703,627 and the median of the annual total compensation of all our employees is $247,541. The Ratio is 245 to 1.
In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with SEC executive compensation disclosure rules. This calculation is the same calculation used to determine the total compensation for purposes of the “Fiscal Year 2021 Summary Compensation Table” with respect to each of our NEOs.
In Fiscal Year 2021, Mr. Tan was granted a PSU award to continue to align Mr. Tan’s interests with the interests of our stockholders and to encourage his retention. As of October 31, 2021, Mr. Tan had no other unvested and outstanding equity awards. Our median compensated employee was granted 2019 Multi-Year Equity Awards, which will vest on the same basis as four annual equity grants made on March 15 of each year, beginning in 2019.
In order to better compare Mr. Tan’s annual total compensation to our median compensated employee, we are providing a supplemental pay ratio that includes (1) in the CEO’s 2021 annual total compensation, the intended $25 million target value of Mr. Tan’s Fiscal Year 2021 PSU award, taking the target number of shares multiplied by the closing stock price on the effective date of December 15, 2020 (in lieu of the grant date fair value reflected in the “Fiscal Year 2021 Summary Compensation Table”), and (2) in the median employee’s 2021 annual total compensation the grant date fair value of the 2019 Multi-Year Equity Award with a vesting start date of March 15, 2021 and excluding the grant date fair value of the 2019 Multi-Year Equity Awards with vesting start dates in 2019, 2020 and 2022. This results in notional, total compensation for Fiscal Year 2021 of $31,646,807 for our CEO and $283,449 for our median employee. The supplemental ratio using this amount is 112 to 1.
As permitted by SEC rules, for purposes of calculating the pay ratio set forth above, we used the same median employee that we identified for purposes of our pay ratio disclosure last year, based on our determination that there was no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio. Our median employee also remained in the same role in Fiscal Year 2020 and Fiscal Year 2021.
To identify the median employee, we used the following methodology in Fiscal Year 2020:
•    We collected compensation data from our human resources system of record for all employees globally, whether employed on a full-time, part-time, temporary or seasonal basis, as of November 1, 2020, which was the last day of Fiscal Year 2020. Last year, our measuring date was also the last day of our fiscal year.
•    We annualized the compensation of all permanent full-time and part-time employees who we hired between November 4, 2019 and November 1, 2020. We applied an exchange rate used in our human resources system of record as of November 1, 2020 to convert all international currencies into U.S. dollars.
•    We used target total direct compensation as of November 1, 2020, as our consistently applied compensation measure. In this context, target total direct compensation meant (1) the applicable annual base salary level in effect as of November 1, 2020, (2) the annual incentive cash target amount or commission target amount payable for service in Fiscal Year 2020, and (3) the approved value of the annual equity awards granted during Fiscal Year 2020.
The Ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, this pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

Broadcom Inc.    53

EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
Plans Approved by our Stockholders
Broadcom has three equity compensation plans that have been approved by our stockholders: the Avago Plan, the 2012 Plan and the ESPP. The Avago Plan expired in July 2019 and no new grants may be made under the Avago Plan following such date. Neither the 2012 Plan nor the ESPP have an expiration date.
Plans Not Approved by our Stockholders
Broadcom assumed outstanding equity awards granted under the LSI Plan, the 2012 Plan, the Brocade 2009 Stock Plan, the Brocade Amended and Restated Inducement Award Plan, the CA, Inc. 2011 Incentive Plan and under other equity compensation plans or agreements that were assumed by Broadcom in connection with our acquisitions of LSI, Broadcom Corporation, Brocade Communications Systems, and CA, and other companies that originally granted those awards.
The following table sets forth as of October 31, 2021 the number and weighted-average exercise price of shares of common stock to be issued upon the exercise of outstanding stock options, service-based RSU awards and PSU awards, and the number of securities remaining available for future issuance under all of our equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(1)	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation plans approved by stockholders	23,214,989(2)	$ 99.67	21,055,110(3)
Employee stock purchase plans approved by stockholders			6,201,900
Equity compensation plans not approved by stockholders	152,415(4)	$ 81.40	—
Total	23,367,404	$ 82.49	27,257,010

(1)    Shares of common stock issuable upon vesting of service-based RSU awards and PSU awards have been excluded from the calculation of the weighted average exercise price because they have no exercise price associated with them.
(2)    Represents (i) 508 shares of common stock subject to outstanding stock options and 5,791,160 shares of common stock that may be issued upon vesting of outstanding service-based RSU awards and PSU awards (assuming the maximum performance level for PSUs), in each case pursuant to equity awards issued under the Avago Plan and (ii) 17,423,321 shares of common stock that may be issued upon the vesting of outstanding RSU awards and PSU awards (assuming the maximum performance level), all of which were awarded under the 2012 Plan.
(3)    Shares of common stock available for issuance under the 2012 Plan.
(4)    Represents (i) 7,851 shares of common stock subject to outstanding stock options and 144,354 shares of common stock that may be issued upon the vesting of outstanding service-based RSU awards and PSU awards (assuming the maximum performance level), all of which were awarded under the LSI Plan and (ii) and 210 shares of common stock subject to outstanding stock options granted pursuant to other equity compensation plans and agreements assumed by Broadcom in connection with our acquisition of other companies that originally established those plans or agreements.

For additional information regarding our equity compensation plans, please refer to Note 11 of Notes to Consolidated Financial Statements included in Part II, Item 8 of our 2021 Annual Report.
54    2022 Proxy Statement

STOCKHOLDER INFORMATION
STOCKHOLDER INFORMATION
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers
The following table sets forth information about the beneficial ownership of Broadcom common stock as of February 7, 2022 for:
•    each named executive officer;
•    each of our directors and nominees for director; and
•    all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all common stock that they beneficially own.
Common stock subject to service-based RSUs that vest within 60 days of February 7, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the equity award for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
In the table below, percentage ownership is based on 409,612,742 shares of common stock outstanding as of February 7, 2022.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Number of Shares Common Stock	Percentage of Common Stock
5% Stockholders:
Capital World Investors(2)	40,657,396	9.9%
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
The Vanguard Group(3)	36,465,158	8.9%
100 Vanguard Blvd.
Malvern, PA 19355
Capital International Investors(4)	34,191,158	8.3%
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
BlackRock, Inc.(5)	28,430,931	6.9%
55 East 52nd Street
New York, NY 10055
Capital Research Global Investors(6)	23,299,331	5.7%
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
Named Executive Officers, Directors and Nominees:
Hock E. Tan	286,677	*
Kirsten M. Spears(7)	8,087	*
Mark D. Brazeal(8)	7,628	*
Charlie B. Kawwas, Ph.D.(9)	36,057	*
Thomas H. Krause, Jr.(10)	9,500	*
Diane M. Bryant(11)	2,455	*
Gayla J. Delly(12)	3,251	*
Raul J. Fernandez(13)	2,542	*
Eddy W. Hartenstein(14)	13,385	*
Check Kian Low(15)	4,188	*
Justine F. Page(16)	2,738	*
Henry Samueli, Ph.D.(17)	9,036,720	2.2%
Harry L. You(18)	1,700	*
All 13 current executive officers and directors as a group(19)	9,414,928	2.3%

*    Represents beneficial ownership of less than 1%.
Broadcom Inc.    55

STOCKHOLDER INFORMATION
(1)    Amounts shown in the table above include securities held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)    Number of shares of common stock is based solely on information reported by Capital World Investors on the Schedule 13G/A filed with the SEC on February 11, 2022, reporting ownership as of December 31, 2021. According to such Schedule 13G/A, Capital World Investors has sole dispositive power over these shares and sole voting power over 40,595,744 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 7, 2022.
(3)    Number of shares of common stock is based solely on information reported by The Vanguard Group on the Schedule 13G/A filed with the SEC on February 9, 2022, reporting ownership as of December 31, 2021. According to such Schedule 13G/A. The Vanguard Group has sole dispositive power over 34,739,519 of these shares, shared dispositive power over 1,725,639 of these shares and shared voting power over 693,085 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 7, 2022.
(4)    Number of shares of common stock is based solely on information reported by Capital International Investors on the Schedule 13G/A filed with the SEC on February 11, 2022, reporting ownership as of December 31, 2021. According to such Schedule 13G/A, Capital International Investors has sole dispositive power over these shares and sole voting power over 34,044,659 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 7, 2022.
(5)    Number of shares of common stock is based solely on information reported by BlackRock, Inc. on the Schedule 13G/A filed with the SEC on February 8, 2022, reporting ownership as of December 31, 2021. According to such Schedule 13G/A, BlackRock, Inc. has sole dispositive power over these shares and sole voting power over 25,213,931 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 7, 2022.
(6)    Number of shares of common stock is based solely on information reported by Capital Research Global Investors on the Schedule 13G/A filed with the SEC on February 11, 2022, reporting ownership as of December 31, 2021. According to such Schedule 13G/A, Capital Research Global Investors has sole dispositive power over these shares and sole voting power over 23,292,722 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 7, 2022.
(7)    Shares shown in the table above include 5,938 shares that Ms. Spears has the right to acquire within 60 days after February 7, 2022 upon the vesting of service-based RSUs. These shares do not include any shares that may be earned pursuant to PSUs for the performance periods ending March 1, 2022.
(8)    Shares shown in the table above include 7,250 shares that Mr. Brazeal has the right to acquire within 60 days after February 7, 2022 upon the vesting of service-based RSUs. These shares do not include any shares that may be earned pursuant to PSUs for the performance periods ending March 1, 2022.
(9)    Shares shown in the table above include 280 shares held by Dr. Kawwas’ spouse, 220 aggregate shares held by his children, and 9,375 shares that Dr. Kawwas has the right to acquire within 60 days after February 7, 2022 upon the vesting of service-based RSUs. These shares do not include any shares that may be earned pursuant to PSUs for the performance periods ending March 1, 2022.
(10)    Shares shown in the table above consist of shares that Mr. Krause has the right to acquire within 60 days after February 7, 2022 upon the vesting of service-based RSUs. These shares do not include any shares that may be earned pursuant to PSUs for the performance periods ending March 1, 2022.
(11)    Shares shown in the table above include 32 shares held by The Diane M. Bryant Trust u/a/d 11/08/17 and 476 shares that Ms. Bryant has the right to acquire within 60 days after February 7, 2022 upon the vesting of service-based RSUs.
(12)    Shares shown in the table above include 476 shares that Ms. Delly has the right to acquire within 60 days after February 7, 2022 upon the vesting of service-based RSUs.
(13)    Shares shown in the table above include 476 shares that Mr. Fernandez has the right to acquire within 60 days after February 7, 2022 upon the vesting of service-based RSUs.
(14)    Shares shown in the table above include 12,909 shares held by The Hartenstein Family Trust and 476 shares that Mr. Hartenstein has the right to acquire within 60 days after February 7, 2022 upon the vesting of service-based RSUs.
(15)    Shares shown in the table above include 476 shares that Mr. Low has the right to acquire within 60 days after February 7, 2022 upon the vesting of service-based RSUs.
(16)    Shares shown in the table above include 476 shares that Ms. Page has the right to acquire within 60 days after February 7, 2022 upon the vesting of service-based RSUs.
(17)    The shares in the table include 500 shares that Dr. Samueli has the right to acquire within 60 days after February 7, 2022 upon the vesting of service-based RSUs, but does not include any shares that may be earned pursuant to PSUs for the performance periods ending March 1, 2022. Shares in the table also include (i) 4,189,608 shares held by D95GT LLC, (ii) 1,227,203 shares held by E95GT LLC, (iii) 459,690 shares held by H&S Portfolio II L.P., and (iv) 2,893,512 shares held by H&S Investments I L.P. Dr. Samueli disclaims beneficial ownership of the shares held by H&S Portfolio II, L.P and H&S Investments I, L.P. (collectively, the “H&S Partnerships”) and D95GT LLC and E95GT LLC, except to the extent of his pecuniary interest therein. H&S Ventures LLC is the general partner of the H&S Partnerships and Dr. Samueli has an ownership interest in H&S Ventures LLC. Dr. Samueli has sole dispositive and voting power over the shares held by the H&S Partnerships, D95FT LLC and E95GT LLC.
(18)    Shares shown in the table above include 476 shares that Mr. You has the right to acquire within 60 days after February 7, 2022 upon the vesting of service-based RSUs.
(19)    Shares shown in the table above include 35,895 shares that directors and executive officers have the right to acquire within 60 days after February 7, 2022 upon the vesting of service-based RSUs. These shares do not include any shares that may be earned by our executive officers pursuant to their respective PSUs for the performance periods ending March 1, 2022.
56    2022 Proxy Statement

RELATED PARTY TRANSACTIONS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Procedures for Approval of Related Party Transactions
As provided by the Audit Committee Charter, the Audit Committee must review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the committee the authority to pre-approve related party transactions, provided such approvals are presented to the Audit Committee at its next scheduled meeting.
In approving or rejecting the proposed related party transaction, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the extent of the related person’s interests, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Code of Ethics also requires that our directors, officers and employees make appropriate disclosure of potential conflicts of interest to and receive approval from (i) the NESG Committee or the Audit Committee, in the case of directors and officers, or (ii) our compliance officer, in the case of employees. Our Board has authority to approve related party transactions in lieu of the Audit Committee.
Transactions with Related Party
From time to time in the ordinary course of business, on an arms’ length basis, Broadcom purchases from and/or sells to certain entities where one of our directors or management may have relationships as directors or executive officers. For transactions entered into during Fiscal Year 2021, no related person had or will have a direct or indirect material interest.
Broadcom Inc.    57

ADDITIONAL MEETING INFORMATION
ADDITIONAL MEETING INFORMATION

When:	April 4, 2022	Time:	11:00 a.m. Pacific Time
Where:	1320 Ridder Park Drive San Jose, California 95131	Record Date:	February 7, 2022
This Proxy Statement is made available in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting, or at any adjournments or postponements thereof. The Internet Notice, this Proxy Statement, the accompanying proxy card and our 2021 Annual Report were first made available to our stockholders on or about February 18, 2022.
Electronic Delivery of Our Stockholder Communications
We are furnishing the proxy materials, including this Proxy Statement and the 2021 Annual Report, to our stockholders by providing access to such documents on the Internet Notice instead of mailing printed copies. The Internet Notice provides instructions as to how you may access and review all of the proxy materials on the Internet. The Internet Notice also instructs you as to how you may submit your proxy over the Internet or by telephone. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Internet Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.
Meeting Attendance and Admission
You are invited to attend the Annual Meeting if you were a registered stockholder or a beneficial owner of Broadcom common stock on the Record Date. All stockholders must bring proof of identification. If you are a registered stockholder, your name will be verified against the list of registered stockholders prior to admittance to the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership on the Record Date. This can be any of the following:
•    the Internet Notice;
•    a proxy card;
•    a voting instruction card;
•    a brokerage statement or letter from a broker, bank or other nominee indicating ownership as of the Record Date; or
•    a legal proxy provided by your broker, bank or other nominee.
We are monitoring public health and travel safety concerns relating to COVID-19. If we determine that a change in the date, time or location of the Annual Meeting or a change to a virtual meeting format is advisable or required, we will announce such changes through a press release and additional proxy materials filed with the SEC and on our Investor Center page at http://investors.broadcom.com. Please check this website in advance of the meeting date if you are planning to attend in person, and we encourage you to vote your shares prior to the Annual Meeting.
Quorum
Representation at the Annual Meeting of stockholders entitled to vote, in person or by proxy or representative and holding among them at least a majority of all issued and outstanding shares of common stock is required to constitute a quorum. Abstentions and “broker non-votes” are counted in determining whether a quorum is present at the Annual Meeting.
58    2022 Proxy Statement

ADDITIONAL MEETING INFORMATION
Voting Rights
Only holders of Broadcom common stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share of Broadcom common stock has one vote for each matter. As of the Record Date, Broadcom had 409,612,742 shares of common stock issued and outstanding.
If your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a registered stockholder with respect to those shares.
If your shares of common stock are held by a broker, bank or other nominee, you are the “beneficial owner” of shares held in “street name.” As a beneficial owner, you have the right to instruct the broker, bank or other nominee that holds your shares on how to vote them.
Voting Procedures
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting. You may vote over the Internet, by telephone, by mail or in person.
•    Internet: Vote your shares at www.proxyvote.com.
•    Telephone: Call (800) 690-6903.
•    Mail: Complete, sign and date your proxy card and return it in the postage-paid envelope. You cannot vote by marking the Internet Notice and returning it.
•    At the Annual Meeting: The method or timing of your vote will not limit your right to vote in person at the Annual Meeting. However, if your shares are held in the name of a broker, bank or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.
Internet and telephone voting are available 24 hours a day and will close at 11:59 p.m. Eastern Time on Sunday, April 3, 2022.
The shares voted by proxy over the Internet, telephonically or proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.
Voting Revocation
If you are a registered stockholder, you may revoke your proxy and change your vote:
•    by submitting a duly executed proxy card bearing a later date;
•    by granting a subsequent proxy over the Internet or by telephone;
•    by giving written notice of revocation to the Secretary of Broadcom prior to or at the Annual Meeting; or
•    by voting in person at the Annual Meeting.
Your attendance at the Annual Meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting. If you are a beneficial owner, you may change or revoke your voting instructions by following the specific directions provided to you by your broker, bank or other nominee, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your broker, bank or other nominee and submitting the legal proxy along with your ballot.
Broadcom Inc.    59

ADDITIONAL MEETING INFORMATION
Board Recommendations, Required Vote and Effects of Abstentions and Broker Non-Votes
The following chart describes the proposals to be considered at the Annual Meeting, our Board’s recommendations, the vote required for each of the proposals, and the manner in which votes will be counted.
If you are a beneficial owner and do not provide specific voting instructions to your broker, bank or other nominee, the organization that holds your shares will not be authorized to vote your shares, which would result in “broker non-votes,” on proposals other than the ratification of the appointment of PwC as our independent auditors. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

Proposal	Voting Options	Board Recommendation	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes
To elect each of the nine director nominees named until the next annual meeting of stockholders or until their successors have been elected	For Against Abstain	For each nominee	Affirmative vote of a majority of votes cast	None	None
To ratify the appointment of our independent registered public accounting firm for our fiscal year ending October 30, 2022	For Against Abstain	For	Affirmative vote of a majority of votes represented at the Annual Meeting and entitled to vote	Against	Broker has discretion to vote
To hold an advisory vote to approve compensation of our named executive officers	For Against Abstain	For	Affirmative vote of a majority of votes represented at the Annual Meeting and entitled to vote	Against	None
Uninstructed Votes
If you are a registered stockholder and you return your signed proxy card without giving specific voting instructions, your shares will be voted by the proxy holders - Hock E. Tan, Kirsten M. Spears and Mark D. Brazeal or any of them, with full power of substitution (together, the “Proxy Holders”) - as recommended by the Board (see table above).
If you are a beneficial owner and you do not provide specific voting instructions to your broker, bank or other nominee, your shares will not be voted, resulting in a “broker non-vote” and will have no effect on the Proposals except for Proposal 2 (see table above).
Inspector of Election
We have appointed a representative of Broadridge Investor Communication Solutions, Inc. (“Broadridge”) as the inspector of elections of the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting and the final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting.
Costs of Solicitation
Broadcom will bear the cost of soliciting proxies. We have retained D. F. King & Co., Inc., an independent proxy solicitation firm, to assist us in soliciting proxies for an estimated fee of $15,000, plus reimbursement of reasonable expenses. Broadcom and/or our agents, including certain of our officers, directors and employees, may solicit proxies by mail, telephone, e-mail, fax or in person. No additional compensation will be paid to our officers, directors or employees for such services. Broadcom will reimburse banks, brokerage firms and other custodians, nominees, trustees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to and soliciting proxies from beneficial holders of Broadcom common stock.
60    2022 Proxy Statement

OTHER INFORMATION
OTHER INFORMATION
Householding of Proxy Materials
We have adopted a procedure called “householding” under which one copy of the Internet Notice and, if applicable, our proxy materials will be delivered to multiple stockholders who share an address, unless contrary instructions from one or more stockholders are received.
Upon written request, Broadcom will promptly deliver a separate copy of the Internet Notice and, if applicable, the proxy materials to any stockholder at a shared address to which a single copy of any of these documents was delivered. To receive a separate copy of the Internet Notice and, if applicable, the proxy materials, registered stockholders may contact Broadridge at:
•    By Internet: www.proxyvote.com
•    By telephone: (800) 579-1639
•    By email: sendmaterial@proxyvote.com
In addition, if you are receiving multiple copies and would like to receive only one copy for your household, you should contact Broadridge at the address, telephone number or email address above. If you are a beneficial owner, you should contact your broker, bank or other nominee.
Stockholder Proposals and Director Nominations for the 2023 Annual Meeting
Proposals to be Included in the Proxy Materials
You may submit proposals for consideration at future annual stockholder meetings. To be considered for inclusion in the proxy materials for our annual meeting of stockholders to be held in 2023 (“2023 Annual Meeting”), your proposal (other than a proposal for director nomination) must comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act and be received no later than October 21, 2022.
Proposals not to be Included in the Proxy Materials
Proposals for consideration at the 2023 Annual Meeting, but not for inclusion in the proxy materials, must be received no earlier than the close of business on December 5, 2022 and no later than the close of business on January 4, 2023. The proposal must be submitted by a stockholder of record and must set forth the information required by our Bylaws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a registered stockholder.
Nominations for Election of Directors Using Proxy Access
A stockholder, or group of up to 20 stockholders, that has owned continuously for at least three years shares of Broadcom common stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. Notice of proxy access director nominees must be received no earlier than the close of business on September 21, 2022 and no later than the close of business on October 21, 2022.
Nominations for Election of Directors not Included in the Proxy Materials
Director nominations that a stockholder intends to present at the 2023 Annual Meeting, but does not intend to have included in our proxy materials, must be received no earlier than the close of business on December 5, 2022 and no later than the close of business on January 4, 2023. Notice of director nominations must be submitted by a registered stockholder and must set forth the information required by our Bylaws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a registered stockholder.
Broadcom Inc.    61

OTHER INFORMATION
Delivery Method for Stockholder Proposals and Director Nominations
Notices of stockholder proposals and the intent to nominate directors at the 2023 Annual Meeting, and all supporting materials required by our Bylaws, must be submitted by one of the following means:
•    By Mail: Broadcom Inc., 1320 Ridder Park Drive, San Jose, California 95131, Attention: Secretary
•    By Email: compliance.officer@broadcom.com
Broadcom reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Qualified director candidates suggested by holders of Broadcom common stock will be evaluated in the same manner as any other candidate for election to our Board (other than those standing for re-election).
Other Matters
Our management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. If any other matters are properly presented for a vote, the enclosed proxy confers discretionary authority to the individuals named as Proxy Holders.
Copies of this Proxy Statement and the 2021 Annual Report, as filed with the SEC, are also available on our website at www.broadcom.com or you can request a copy free of charge by calling Investor Relations at (408) 433-8000 or emailing investor.relations@broadcom.com.
Upon request, Broadcom will furnish without charge to each person to whom this Proxy Statement is delivered a copy of any exhibit listed in our 2021 Annual Report. You may request a copy, at no cost, by writing, telephoning or emailing us at:
Broadcom Inc.
Attn: Investor Relations
1320 Ridder Park Dive
San Jose, California 95131
Telephone: (408) 433-8000
Email: investor.relations@broadcom.com
To ensure timely delivery of any materials requested prior to the date of the Annual Meeting, you should request such materials no later than March 16, 2022.
By Order of the Board,

Hock E. Tan
Director, President and Chief Executive Officer

February 18, 2022
San Jose, California

62    2022 Proxy Statement

APPENDIX A
Reconciliation of Non-GAAP Financial Measures

	Fiscal Year Ended
	October 31, 2021	November 1, 2020	November 3, 2019
	(in millions)
Operating income on GAAP basis	$8,519	$4,014	$3,444
Purchase accounting effect on inventory	—	11	—
Amortization of acquisition-related intangible assets	5,403	6,220	5,212
Stock-based compensation expense	1,704	1,976	2,185
Restructuring, impairment and disposal charges	165	233	813
Litigation settlements	1	63	—
Acquisition-related costs	120	422	275
Operating income on non-GAAP basis	$15,912	$12,939	$11,929

Operating income on non-GAAP basis	$15,912	$12,939
Provisions or accruals for anticipated payouts under APB Plan	764	549
Adjusted Operating income on non-GAAP basis	$16,676	$13,488

Net cash provided by operating activities	$13,761	$12,061	$9,697
Purchases of property, plant and equipment	(440)	(463)	(432)
Free cash flow	$13,321	$11,598	$9,265

Use of Non-GAAP Financial Measures
Non-GAAP results exclude amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, loss on debt extinguishment, gains (losses) on investments, income (loss) from distinguished operations, non-GAAP tax reconciliation, and other adjustments. We believe this non-GAAP financial information provides additional insight into our on-going performance. Therefore, we provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of our on-going operations and enable more meaningful period to period comparisons.
Management does not believe that these items are reflective of our underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. The exclusion of these and other similar items from our GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. The forgoing reconciliation includes a reconciliation of free cash flow to the most comparable GAAP cash flow measure, “Net cash provided by operating activities.” Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Our free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

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APPENDIX B
DIRECTIONS TO BROADCOM INC.
2022 Annual Meeting
Our offices located at
1320 Ridder Park Drive, San Jose, California
Coming North on US-880:
1.    Take Brokaw Road exit and turn right onto Brokaw Road and move into the left lane.
2.    Turn left onto Ridder Park Drive.
3.    Turn into the Broadcom campus, which is the second building on the right, at the main entrance sign.
Coming South on US-101:
1.    Exit onto US-880 North.
2.    Take Brokaw Road exit and turn right onto Brokaw Road and move into the left lane.
3.    Turn left onto Ridder Park Drive.
4.    Turn into the Broadcom campus, which is the second building on the right, at the main entrance sign.
Coming South on I-880:
1.    Take Brokaw Road exit and turn right onto Brokaw Road and move into the left lane.
2.    Turn left onto Ridder Park Drive.
3.    Turn into the Broadcom campus, which is the second building on the right, at the main entrance sign.

B-1

BROADCOM

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D64888-P65782

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BROADCOM INC.

The Board of Directors recommends you vote FOR all the nominees listed and Proposals 2 and 3.

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Diane M. Bryant	☐	☐	☐
1b. Gayla J. Delly	☐	☐	☐
1c. Raul J. Fernandez	☐	☐	☐
1d. Eddy W. Hartenstein	☐	☐	☐
1e. Check Kian Low	☐	☐	☐
1f. Justine F. Page	☐	☐	☐
1g. Henry Samueli	☐	☐	☐
1h. Hock E. Tan	☐	☐	☐
1i. Harry L. You	☐	☐	☐

NOTE: In their discretion, the Proxies, and each of them acting alone, are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date